QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Streamline Health Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

July 21, 2014

Dear Fellow Stockholder,

        On behalf of the board of directors, I cordially invite you to attend the 2014 Annual Meeting of Stockholders of Streamline Health Solutions, Inc., which will be held at the company's corporate headquarters, 1230 Peachtree Street NE, Second Floor, Atlanta, Georgia 30309, on Tuesday, August 19, 2014, commencing at 9:30 a.m., Eastern Time. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

        Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. To ensure your representation at the Annual Meeting, you are urged to vote by proxy via the Internet or telephone pursuant to the instructions provided in the enclosed proxy card; or by completing, dating, signing and returning the enclosed proxy card.

        The Notice of Annual Meeting of Stockholders and Proxy Statement contain information about the official business of the Annual Meeting. Whether or not you expect to attend, please vote your shares now. Of course, if you decide to attend the Annual Meeting, you will have the opportunity to revoke your proxy and vote your shares in person. The Notice of Annual Meeting of Stockholders and Proxy Statement also are available at www.edocumentview.com/STRM.

Regards,

Robert E. Watson
President and Chief Executive Officer

STREAMLINE HEALTH SOLUTIONS, INC.
1230 Peachtree St. NE, Suite 600
Atlanta, Georgia 30309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 19, 2014

To the Stockholders of Streamline Health Solutions, Inc.:

        Notice is hereby given that the Annual Meeting of the Stockholders of Streamline Health Solutions, Inc. will be held on August 19, 2014, at 9:30 a.m., Eastern Time, at the company's corporate headquarters, 1230 Peachtree Street NE, Second Floor, Atlanta, Georgia 30309, for the following purposes:

  1.
  PROPOSAL 1—To elect the seven candidates nominated by our board of directors to serve as directors until a successor is duly elected and qualified at the 2015 Annual Meeting of Stockholders or otherwise or until any earlier removal or resignation.

  2.
  PROPOSAL 2—To approve a non-binding advisory vote on the compensation of our named executive officers ("say-on-pay").

  3.
  PROPOSAL 3—To adopt the amendment and restatement of the Streamline Health Solutions, Inc. 2013 Stock Incentive Plan, conditioned upon the approval of Proposal 4.

  4.
  PROPOSAL 4—To approve an amendment to the company's certificate of incorporation to increase the number of authorized shares of common stock from 25,000,000 to 45,000,000.

  5.
  PROPOSAL 5—To ratify the appointment of the firm of KPMG LLP to serve as our independent registered public accounting firm for fiscal year 2014.

  6.
  To consider any and all other business that may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on July 11, 2014 will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment thereof.

By Order of the Board of Directors
Jack W. Kennedy Jr. Senior Vice President, Chief Legal Counsel & Corporate Secretary
Atlanta, Georgia July 21, 2014

A Proxy Statement and proxy card are included herewith. As a stockholder, you are urged to vote. See "General Information—Voting Methods" in the included Proxy Statement for more information on your voting options. It is important that your shares be voted. In order to avoid the additional expense of further solicitation, we ask your cooperation in voting promptly.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 19, 2014.

Our Notice of Annual Meeting of Stockholders, Proxy Statement for the 2014 Annual Meeting of Stockholders and 2013 Annual Report to Stockholders are also available at www.edocumentview.com/STRM.

STREAMLINE HEALTH SOLUTIONS, INC.
1230 Peachtree St. NE, Suite 600
Atlanta, Georgia 30309

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 19, 2014

GENERAL INFORMATION

Introduction

        We are furnishing this Proxy Statement on behalf of the board of directors of Streamline Health Solutions, Inc., a Delaware corporation, for use at our 2014 Annual Meeting of Stockholders, or at any adjournments or postponements of the meeting (the "Annual Meeting"), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the company's corporate headquarters, 1230 Peachtree Street NE, Second Floor, Atlanta, Georgia 30309, at 9:30 a.m. Eastern Time, on Tuesday, August 19, 2014. You may obtain directions to the location of the Annual Meeting by visiting www.edocumentview.com/STRM.

        As used in this Proxy Statement, the terms "Streamline," the "company," "we," "us," and "our" refer to Streamline Health Solutions, Inc. The term "common stock" means shares of our common stock, par value $.01 per share. The term "preferred stock" means shares of our Series A 0% Convertible Preferred Stock, par value $.01 per share.

        This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about July 24, 2014. A copy of the 2013 Annual Report to Stockholders, including the Annual Report on Form 10-K for the fiscal year ended January 31, 2014, as filed with the Securities and Exchange Commission (the "SEC"), is being mailed with this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on August 19, 2014:

        This Proxy Statement and the 2013 Annual Report to Stockholders are available at www.edocumentview.com/STRM.

Stockholders Entitled to Notice and to Vote

        All holders of record of our common stock and our preferred stock at the close of business on July 11, 2014 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. Other than with respect to Proposal 4, as described below under "—Voting Requirements," our shares of common stock and preferred stock vote together as a single class.

        At the close of business on the Record Date, we had 18,178,454 shares of common stock outstanding and entitled to vote and 2,949,995 shares of preferred stock outstanding and entitled to vote. Holders of common stock are entitled to one vote for each share of our common stock held. Holders of preferred stock are entitled to vote such shares on a modified converted basis with each holder of preferred stock entitled to such number of votes equal to the total number of shares of preferred stock held multiplied by 75%, rounded down to the nearest whole share. Unless waived, holders of our preferred stock are subject to certain beneficial ownership limitations. As of the Record Date, the holders of preferred stock were entitled to an aggregate of 2,212,496 votes. Shares of our common stock and preferred stock may not be voted cumulatively.

Quorum

        Our bylaws provide that the holders of a majority of all of the shares of our capital stock issued, outstanding, and entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares that are voted FOR, AGAINST, WITHHELD, or ABSTAIN, as applicable, with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum. At the Annual Meeting, 10,195,476 shares will constitute a quorum for the transaction of business.

Distinction between Holding Shares as a Stockholder of Record and as a Beneficial Owner

        Some of our stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered, with respect to those shares, the "stockholder of record." As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

        Beneficial Owner.    If your shares are held in a brokerage account, by a trustee or, by another nominee, then you are considered the "beneficial owner" of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

        If you are not a stockholder of record, please understand that we do not know that you are a stockholder, or how many shares you own.

Voting Methods

  Stockholders of Record

        By Mail.    Registered stockholders may vote their shares by signing, dating and mailing the enclosed proxy card using the enclosed postage pre-paid envelope. We strongly encourage you, however, to consider using the Internet or telephone voting options described below because these voting methods are faster and less costly than voting by mailing your signed and dated proxy card. If you vote via the Internet or telephone, you do not need to mail your proxy card.

        By Internet.    Registered stockholders may vote on the Internet at http://www.envisionreports.com/STRM. Please have your proxy card in hand when going online and follow the online instructions. Stockholders that vote by Internet must bear all costs associated with electronic access, including Internet access fees. Internet voting for registered stockholders is available up until 1:00 a.m., Central Time, on August 19, 2014, the day of the Annual Meeting. The Internet voting procedures are designed to authenticate each stockholder by use of a control number to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. The control number can be found on the enclosed proxy card.

        By Telephone.    Registered stockholders also may vote by telephone by calling 1-800-652-8683 (toll-free) and using any touch-tone telephone to transmit their votes up to 1:00 a.m., Central Time, on August 19, 2014, the day of the Annual Meeting. Please have your proxy card in hand when you call and then follow the instructions. The control number necessary to vote your shares by telephone can be found on the enclosed proxy card.

        By Attending the Annual Meeting.    If you attend the Annual Meeting and wish to vote in person, you may request a ballot when you arrive. Alternatively, if you are a registered stockholder and attend the Annual Meeting, you may deliver your signed and dated proxy card in person. You must present a valid photo identification for admission to the Annual Meeting.

  Beneficial Owners

        If your shares are held of record in the name of a bank, broker or other nominee you should follow the separate instructions that the nominee provides to you. Although most banks and brokers now offer Internet and telephone voting, availability and specific processes will depend on their voting arrangements.

        If your shares are held of record in the name of your bank, broker or other nominee and you would like to vote in person at the Annual Meeting, you must bring to the Annual Meeting a letter from the nominee indicating that you were the beneficial owner of the shares on the Record Date and have been granted a proxy by your bank, broker or nominee to vote the shares. You also must present a valid photo identification for admission to the Annual Meeting.

Voting Requirements

        At the Annual Meeting, stockholders will consider and act upon (1) the election of seven directors for terms expiring at the 2015 Annual Meeting of Stockholders, (2) the approval of a non-binding advisory vote on the compensation of our Named Executive Officers ("say-on-pay"), (3) the amendment and restatement of the Streamline Health Solutions, Inc. 2013 Stock Incentive Plan, (4) the approval of an amendment to the company's certificate of incorporation to increase the number of authorized shares of common stock from 25,000,000 to 45,000,000, (5) the ratification of KPMG LLP to serves as the company's independent registered public accounting firm for fiscal year 2014, and (6) such other business as may properly come before the Annual Meeting.

        With regard to Proposal 1 (Election of Directors), votes may be cast for the nominees or may be withheld. All nominees are current directors. The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting, and the seven nominees receiving the greatest number of votes will be elected. Abstentions and broker "non-votes" will have no effect on the outcome of this proposal.

        With regard to Proposal 2 ("Say-on-Pay"), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal 2 requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker "non-votes" will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal. The vote on Proposal 2 is a non-binding advisory vote.

        With regard to Proposal 3 (Amendment and Restatement of the Streamline Health Solutions, Inc. 2013 Stock Incentive Plan), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal 3 requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker "non-votes" will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal. Approval by stockholders of this proposal is conditioned upon approval of Proposal 4 regarding the increase in authorized shares of common stock. The approval of Proposal 4 requires both the affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of common stock and the affirmative vote of at least 67% of the outstanding shares of preferred stock.

        With regard to Proposal 4 (Amendment to Certificate of Incorporation), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal 4 requires both the affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of common stock and the affirmative vote of at least 67% of the outstanding shares of preferred stock.

        With regard to Proposal 5 (Ratification of KPMG LLP), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal 5 requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker "non-votes" will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal.

Treatment of Voting Instructions

        If you provide specific voting instructions, your shares will be voted as instructed.

        If you hold shares as the stockholder of record and provide a proxy without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our board of directors. Our board of directors recommends voting "FOR ALL NOMINEES" listed in Proposal 1, "FOR" Proposals 2, 3, 4 and 5, and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting.

        You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

        The persons identified as having the authority to vote the proxies granted by the proxy card also will have discretionary authority to vote, in their discretion, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the proxy card will vote on such matter in their own discretion.

Revocability of Proxies

        A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person.

        If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you already have provided to your broker, trustee, or other nominee.

        Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Costs of Proxy Solicitation

        We will bear the expense of electronically hosting, printing and mailing proxy materials and soliciting the proxies we are seeking. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers, and other employees in person, by telephone, or via facsimile. Our directors, officers and other employees will receive no additional compensation for any such solicitations. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of such shares, and we will reimburse such brokers and nominees for the reasonable expenses incurred in forwarding the materials to such beneficial owners. Your cooperation in voting promptly will help to avoid additional expense.

List of Stockholders

        In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at our principal executive offices, which are located at 1230 Peachtree St. NE, Suite 600, Atlanta, Georgia 30309, on the date of our Annual Meeting, August 19, 2014, and for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 4:00 p.m. Eastern Time.

PROPOSAL 1—ELECTION OF DIRECTORS

        At the Annual Meeting, the stockholders will elect seven directors, comprising the entire membership of our board of directors, each to hold office until a successor is duly elected and qualified at the 2015 Annual Meeting of Stockholders, or otherwise, or until any earlier resignation or removal. All nominees standing for election are currently serving as members of our board of directors and have consented to continue to serve. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable or unwilling to serve as a director.

        Candidates for director were identified (other than Messrs. Moseley and Valentine, who were specified by Noro-Moseley Partners VI, L.P. and Great Point Partners, LLC, respectively, as described below) and recommended for nomination by the Governance and Nominating Committee of our board of directors. All members of the Governance and Nominating Committee are independent directors. The Governance and Nominating Committee and our board of directors have determined that a potential candidate to be nominated to serve as a director should have the following primary attributes: high achievement expectations with regard to increasing stockholder value; uncompromising position on maintaining ethics; conservative attitude towards financial accounting and disclosure; and ownership of shares of our common stock to bring the perspective of a stockholder to the board of directors. The Governance and Nominating Committee and our board of directors believe that the composition of the board of directors as a whole should reflect diversified business experiences, education, knowledge of and skills relating to the healthcare and healthcare technology industries, sales and marketing, investment banking, accounting and finance, and knowledge of our operations. The Governance and Nominating Committee and the board of directors take all of these diversity factors into account when considering individual director candidates because we believe that these diversity factors can enhance the overall perspectives of our board of directors and of management.

        To date, neither our board of directors nor the Governance and Nominating Committee has deemed it necessary to engage a third party search firm to assist in identifying suitable candidates for directors, but have the authority to do so in the future. Accordingly, no fees were paid to any such search firm in connection with the nominees for directors named in this Proxy Statement. The Governance and Nominating Committee currently believes that the existing members of our board of directors and executive management have sufficient networks of business contacts to form the candidate pool from which nominees will be identified. Once a candidate is identified as a possible director nominee by the Governance and Nominating Committee, our board of directors (or as many members of the board of directors as feasible) will meet with such candidate. The Governance and Nominating Committee will then take any feedback that it receives from the board of directors regarding the possible director nominee and evaluate the candidate using the criteria outlined above. The Governance and Nominating Committee would evaluate a director candidate recommended by a stockholder using the same process described above. To date, other than the candidates specified by Great Point Partners, LLC and Noro-Moseley Partners VI, L.P. as described below, we have never received a director candidate recommended by a stockholder.

        In August 2012, we completed an equity investment from affiliated funds and accounts of Great Point Partners, LLC ("GPP"), Noro-Moseley Partners VI, L.P. ("NMP"), and another investor affiliated with NMP (the "2012 Private Placement"). In conjunction with such transaction, our board of directors increased the size of the board of directors in accordance with our bylaws, creating two vacancies on the board of directors. Pursuant to the terms of the 2012 Private Placement, GPP and NMP were each granted the right to specify a director candidate to be nominated by our board of directors for election at each Annual Meeting of Stockholders thereafter. Such right will expire for each holder at such time as GPP (collectively with its affiliated funds and accounts) or NMP (collectively with its affiliates), as the case may be, holds shares of preferred and common stock representing less than 7.5% of our issued and outstanding shares of common stock (on a fully diluted basis). Allen S. Moseley, a member of the general partner of NMP, was designated by NMP to fill one of the two vacancies, and Michael G. Valentine was designated by GPP to fill the second vacancy. Messrs. Moseley and Valentine were evaluated by the Governance and Nominating Committee in accordance with our director review process and were appointed by the board of directors to fill the vacancies.

        Each of NMP and GPP currently own more than 7.5% of our shares of common stock (on a fully diluted basis) and have specified Messrs. Moseley and Valentine, respectively, to be nominated by our board of directors for election at the Annual Meeting. In the event that Mr. Moseley or Mr. Valentine is not elected to our board of directors, NMP or GPP, as the case may be, will be granted board observation rights.

Nominees for Election as Directors

        The following seven incumbent directors are being nominated by the board of directors for re-election to the board of directors: Michael K. Kaplan, Allen S. Moseley, Jonathan R. Phillips, Andrew L. Turner, Michael G. Valentine, Edward J. VonderBrink, and Robert E. Watson.

        Michael K. Kaplan, age 48, has served on our board of directors since January 2012. Mr. Kaplan brings more than 20 years of experience in various roles in the healthcare industry. He is currently Founder and Managing Director of Altos Health Management, a venture capital firm focused on the healthcare industry. He also serves as a co-founder and Managing Director of MMC Health Services, a private equity firm. Prior to founding Altos Health Management in 2009, Mr. Kaplan was a partner at Three Arch Partners, a venture capital firm focused on healthcare. He was involved with 19 portfolio companies during nearly a decade at Three Arch Partners. Before joining Three Arch Partners, Mr. Kaplan was an operating executive at Blue Shield of California where he had a variety of roles, including Vice President of Corporate Development and Strategic Planning, Regional Chief Executive for Northern California, and Vice President of Business Transformation. Earlier in his career, Mr. Kaplan was a Senior Manager in consulting for APM Incorporated/CSC Healthcare and a Financial Analyst at Kidder, Peabody & Co. Incorporated. Mr. Kaplan received his BS in Business Administration from Washington University in St. Louis and an MBA from the Stanford Graduate School of Business. Mr. Kaplan is well-qualified to serve on our board of directors. He brings a wealth of industry knowledge and experience to the board of directors from his experience in the healthcare industry. Mr. Kaplan's venture capital experience also allows him to provide our board of directors with valuable insights and analysis as to strategic and financial developments within the industry and potential opportunities and consequences such developments create for us.

        Allen S. Moseley, age 44, has served on our board of directors since August 2012. He has served as a General Partner at Noro-Moseley Partners ("Noro-Moseley") since 1998 and leads the firm's healthcare practice focused primarily in healthcare information technology, healthcare services, and medical devices. He currently represents Noro-Moseley on the boards of various healthcare vendors. Prior to joining Noro-Moseley, Mr. Moseley was in the corporate finance group at The Robinson-Humphrey Company, an investment banking firm previously owned by Citigroup and now part of SunTrust Banks, Inc. Mr. Moseley worked extensively in the healthcare and business services industries, advising on a number of initial public offerings, mergers and acquisitions, and private placements. He also was involved in R-H Capital Partners, the private equity investment arm of the firm. Previously, he held investment banking positions with Bowles Hollowell Conner & Company and Merrill Lynch & Co. Mr. Moseley currently serves on the Board of Trustees of the Georgia Research Alliance and the Technology Association of Georgia. He was recently Chairman of Venture Atlanta and Chairman of the Technology Association of Georgia. Mr. Moseley received a BA from the University of North Carolina at Chapel Hill, where he was a member of Phi Beta Kappa, and an MBA from Harvard Business School. Mr. Moseley is well-qualified to serve on our board of directors. With vast experience in the healthcare industry and a background in investment banking, Mr. Moseley brings a wealth of industry knowledge to our board of directors. Mr. Moseley's venture capital experience also allows him to provide our board of directors with valuable insights and analysis as to strategic and financial developments within the industry and potential opportunities and consequences such developments create for us.

        Jonathan R. Phillips, age 41, has served on our board of directors since May 2005 and was elected Chairman of our board of directors in May 2009. In 2005, Mr. Phillips founded Healthcare Growth Partners, a provider of strategic and financial advisory services to healthcare technology companies, and has served as its Managing Director since that time. Prior to founding Healthcare Growth Partners, Mr. Phillips was a member of the Healthcare Investment Banking Group at William Blair and Company, LLC, an investment banking firm. Prior to William Blair, he served in various roles in the healthcare practice of Deloitte Consulting for more than four years where he provided strategic consulting to healthcare providers and other organizations. From 2007 until immediately prior to its acquisition by Merge Healthcare Incorporated (NASDAQ: MRGE) in 2011, Mr. Phillips was a director of Ophthalmic Imaging Systems, Inc., a public company that provided software and technology for ophthalmology practices, where he served on the audit, compensation, and nominating committees and chaired the special committee. Mr. Phillips also serves as a director for several private companies. Mr. Phillips serves on the nonprofit board of the Ray Graham Association, where he is a member of the finance committee, and on the Rush University Medical Center Associates board. Mr. Phillips is a securities principal having completed the Series 24, 7 and 63 exams. Mr. Phillips earned his MBA in Finance, Marketing and Health Services Management from the J. L. Kellogg School of Management, Northwestern University, and his BA in Economics and Management from DePauw University. Mr. Phillips is well qualified to serve on our board of directors. He brings a wealth of industry knowledge and experience to the board of directors as the founder and Managing Director of Healthcare Growth Partners, an investment banking firm focused on sub-middle market healthcare information technology companies. During his career, Mr. Phillips has completed over 70 transactions involving healthcare companies, which transactions had an aggregate value of over $2 billion. He also has completed over 40 strategic advisory engagements for healthcare technology and services companies. These experiences within the healthcare sector allow Mr. Phillips to provide our board of directors with valuable insights and analysis as to strategic and financial developments within the industry and potential opportunities and consequences such developments create for us.

        Andrew L. Turner, age 67, has served on our board of directors since November 2006. He currently serves as chairman of the board of privately-held Trinity Healthcare Systems, LLC, an operator of skilled nursing and assisted living facilities founded by Mr. Turner in 2009. Mr. Turner also has been a director of Actavis (NYSE: ACT) (formerly known as Watson Pharmaceuticals, Inc. (NYSE: WPI))

since 1997, where he has served as chairman of the audit committee, chairman of the governance and nominating committee, and was elected chairman of the board in 2008. From 1994 to 2011, Mr. Turner also has served as a director of The Sports Club Company, Inc. (OTC: SCYL.PK), an owner and operator of upscale fitness facilities. From 1989 until August 2000, Mr. Turner served as chairman of the board and Chief Executive Officer of Sun Healthcare Group, Inc., a health care services provider. Mr. Turner earned his BA in Business Administration and Political Science from The Ohio State University. Mr. Turner's experiences in executive management in the health care industry and a variety of other industries allow him to provide our board of directors with different perspectives in managing and growing our business and developing our strategic direction. Mr. Turner's service as a director of several other publicly-held companies and on their different committees facilitates his ability to bring leadership to our board of directors with respect to our board's various committees.

        Michael G. Valentine, age 45, has served on our board of directors since October 2012. He has served as the Chief Executive Officer of Netsmart Technologies, Inc., an information technology company, since May 2011. Prior to that position, he served as Executive Vice President and Chief Operating Officer at Cerner Corporation, an information technology company. He held a succession of business ownership roles during his 13 years at Cerner. Prior to his role as Chief Operating Officer, he maintained ownership of all client delivery and relationships for Cerner's worldwide operations. Prior to joining Cerner, Mr. Valentine started and managed a Midwest-based technology solutions and services company. Before that, he was an executive in telecommunications and technology industry groups for seven years at Andersen Consulting. Mr. Valentine earned his BS in Industrial Engineering from Kansas State University. With his extensive experience in healthcare information technology, Mr. Valentine brings valuable insight and experience to our board of directors. Further, his leadership in key roles at information technology companies qualifies him to be an effective member of our board. Our board of directors has determined that Mr. Valentine is an audit committee financial expert under SEC and NASDAQ Stock Market standards.

        Edward J. VonderBrink, CPA, age 69, has served on our board of directors since May 2005. He is the retired Area Managing Partner of Grant Thornton LLP, a national certified public accounting firm. Mr. VonderBrink began his career with Grant Thornton in 1967, became a partner in 1977, and served in such capacity until his retirement in 1999. He then became Executive Director of the Entrepreneurial Center of Xavier University from 2000 to 2004. He is currently an independent consultant. He serves as trustee of Touchstone Complex. Mr. VonderBrink is a certified public accountant and received both his BSBA in accounting and his MBA from Xavier University. Mr. VonderBrink's financial and accounting expertise are valuable attributes for his position as chairman of our Audit Committee. His experiences as a leader of a large organization, coupled with his work with smaller businesses and strategic planning, further qualify him to be an effective member of our board of directors. Our board of directors has determined that Mr. VonderBrink is an audit committee financial expert under SEC and NASDAQ Stock Market standards.

        Robert E. Watson, age 57, has served on our board of directors and as our President and Chief Executive Officer since February 2011. Mr. Watson has over 30 years of experience in the healthcare information technology industry as a chief executive officer, board member, and advisor to many different companies. From July 2010 to February 2011, Mr. Watson was engaged as a consultant to several venture capital firms and growth stage healthcare companies. From July 2007 to July 2010, Mr. Watson was President and Chief Executive Officer and a director of DocuSys, Inc., a leading provider of anesthesia information systems that was acquired by Merge Healthcare Inc. in March 2010. Prior to joining DocuSys, he was Executive Vice President of Business Development of Concuity, a healthcare division of Trintech, Plc. Prior to Trintech, Plc.'s acquisition of Concuity Inc. in December 2006, Mr. Watson served on its board of directors and as its President and Chief Executive Officer. Prior to joining Concuity, Inc. in 2001, Mr. Watson was acting Chief Executive Officer of HealthTrac Corporation, Vice President and General Manager at Cerner Corporation while serving as the Chief

Executive Officer of its IQHealth business unit, and has been the founder or senior executive of several successful healthcare organizations throughout his career. Mr. Watson was a director of Satori Labs, Inc., which was sold to Quality Systems, Inc. in 2011. Mr. Watson earned his MBA from the Wharton School of Business at the University of Pennsylvania and his BA in Health Policy Studies and Information and Library Science from Syracuse University. Mr. Watson's service as our President and Chief Executive Officer, as well as his extensive experience as chief executive officer of other companies throughout the healthcare information technology industry, qualifies him to be an effective member of our board of directors. Mr. Watson's successful background of leading companies into substantial growth periods, obtaining funding for them, and ultimately maximizing stockholder value are valuable attributes for his leadership positions as a member of our board of directors and our Chief Executive Officer.

        Our board of directors has determined that Messrs. Kaplan, Moseley, Phillips, Turner, Valentine, and VonderBrink are all "Independent Directors" in accordance with the standards set forth in Item 407(a)(1)(i) of Regulation S-K and in Rule 5605(a)(2) of the NASDAQ Stock Market ("NASDAQ") Marketplace Rules.

        There are no family relationships among any of the above named nominees for director or among any of the nominees and any of our executive officers.

        The board of directors recommends a vote "FOR ALL" nominees listed above.

 PROPOSAL 2—ADVISORY VOTE ON COMPENSATION
OF NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY)

Proposed Advisory Resolution of Stockholders

        At the Annual Meeting, stockholders will be given the opportunity to vote on the following advisory resolution:

  RESOLVED, that the stockholders of Streamline Health Solutions, Inc. hereby approve, on an advisory basis, the compensation of the company's named executive officers, as disclosed in the company's Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.

        References in this Proxy Statement to "Named Executive Officers" refer to Robert E. Watson, Nicholas A. Meeks and Matthew S. Seefeld. For information regarding the compensation of our Named Executive Officers, see "Executive Compensation."

Background on Proposal

        In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and related SEC rules, stockholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our Named Executive Officers (commonly referred to as "say-on-pay"). As discussed in "Executive Compensation—Compensation Overview," the Compensation Committee's compensation objectives are to: attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the Named Executive Officers with the interests of the stockholders. To do this, we currently offer a competitive total compensation package. For further details regarding compensation practices that our board believes reflect responsible compensation and governance practices and promote the interests of our stockholders, see "Proposal 3—Approval of the Amendment and Restatement of the Streamline Health Solutions, Inc. 2013 Stock Incentive Plan—'Best Practices' Integrated Into Our Equity Compensation

Program and the Restated 2013 Plan." The Compensation Committee has determined that the compensation structure for our Named Executive Officers is effective and appropriate.

Effects of Advisory Vote

        While the resolution is non-binding and will not be construed as overruling any decision by our board of directors or create or imply any fiduciary duty by the board of directors, the board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

        Our board of directors recommends a vote "FOR" the advisory vote on the compensation for the Named Executive Officers as set forth in this Proposal 2.

 PROPOSAL 3—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
STREAMLINE HEALTH SOLUTIONS, INC. 2013 STOCK INCENTIVE PLAN

General Information

        On April 3, 2013, our board of directors adopted, and our stockholders subsequently approved, the Streamline Health Solutions, Inc. 2013 Stock Incentive Plan, which we refer to as the Original 2013 Plan in this Proxy Statement.

        Upon the recommendation of our Compensation Committee, on March 28, 2014 our board of directors approved, and recommends that our stockholders approve, the Streamline Health Solutions, Inc. Amended and Restated 2013 Stock Incentive Plan, which we refer to as the Restated 2013 Plan in this Proxy Statement. Among other things, the Restated 2013 Plan (i) increases the number of shares of common stock available for issuance under the plan by 1,600,000 shares and (ii) provides our board of directors and the Compensation Committee with discretionary authority to take a variety of actions regarding outstanding awards in the event of a change of control. For more information, see "—Share Limitations" and "—Change of Control" below.

        In addition, the Restated 2013 Plan includes a few minor technical changes from the Original 2013 Plan. The Restated 2013 Plan is summarized below and the full text of the Restated 2013 Plan is attached to this Proxy Statement as Appendix A. If our stockholders do not approve the Restated 2013 Plan, the Original 2013 Plan will remain in effect in accordance with its terms.

        The discussion that follows is qualified in all respects by reference to the terms of the Restated 2013 Plan. Stockholders should refer to the Restated 2013 Plan for more complete and detailed information about the Restated 2013 Plan terms. Our board believes that our employee equity compensation program allows us to attract, motivate, and retain employees capable of achieving consistently superior business results. Our board also believes that the Restated 2013 Plan effectively will align the interests of plan participants with those of our stockholders by linking a portion of their compensation directly to increases in stockholder value. We have a history of linking pay to our long-term stock performance for a broad group of employees and select independent contractors, not just executives. Approval of the Restated 2013 Plan should provide us with the flexibility we need to continue to use equity compensation to attract, retain, and motivate talented employees, directors, and independent contractors who are important to our long-term growth and success.

        On July 18, 2014, the closing sales price of our common stock as reported on NASDAQ was $5.36 per share.

        The approval of this Proposal 3 is conditioned upon the approval of Proposal 4 regarding the amendment to our certificate of incorporation to increase the number of authorized shares of common stock. If Proposal 4 is not approved and the number of authorized shares of common stock is not increased, there will not be sufficient shares available to be issued under the Restated 2013 Plan.

Therefore, if Proposal 4 is not approved, this Proposal 3 will not be effective even if otherwise approved by our stockholders.

"Best Practices" Integrated Into Our Equity Compensation Program and the Restated 2013 Plan

        Our compensation practices include a number of features that our board believes reflect responsible compensation and governance practices and promote the interests of stockholders. Approval of the Restated 2013 Plan will position us to continue and expand these "best practices," including the following:

  •
  Limitation on Shares Issued.  Assuming stockholder approval of the Restated 2013 Plan, 1,600,000 total new shares of common stock will be authorized for issuance under the Restated 2013 Plan, plus the number of shares remaining available for issuance with respect to the 400,000 new shares of common stock previously authorized for issuance under the Original 2013 Plan, the number of shares remaining available for issuance under the 2005 Incentive Compensation Plan (the "2005 Plan") at the time the Original 2013 Plan originally became effective and any shares subject to awards that are forfeited under the Original 2013 Plan or the 2005 Plan (and further subject to adjustment for anti-dilution purposes). The Restated 2013 Plan also imposes limitations on the number of non-option awards and the amount of participant awards. See "—Share Limitations," below.

  •
  Conservative Share Counting Provisions.  Shares tendered or withheld in payment of an option price or to satisfy tax withholding obligations will not be added back for reuse under the Restated 2013 Plan.

  •
  No Discounted Stock Options or SARs and Limit on Option and SAR Terms.  Stock options and stock appreciation rights (SARs) must have an exercise price or base price, as applicable, equal to or greater than the fair market value of our common stock on the date of grant (which is generally defined to be the closing sale price on the date of grant). In addition, the term of an option or SAR is limited to ten years.

  •
  No Annual "Evergreen" Provision.  The Restated 2013 Plan requires stockholder approval of any additional authorization of shares, rather than permitting an annual replenishment of shares under a plan "evergreen" provision. Stockholders must approve any additional increases in authorized shares under the Restated 2013 Plan (other than adjustments for anti-dilution purposes).

  •
  No Stock Option or SAR Repricings Without Stockholder Approval.  The Restated 2013 Plan prohibits the repricing of stock options and SARs without the approval of stockholders. This Restated 2013 Plan provision applies to (a) direct repricings (lowering the exercise price of an option or the base price of a SAR), (b) indirect repricings (exchanging an outstanding option or SAR that is underwater in exchange for cash, for options or SARs with an option price or base price less than that applicable to the original option or SAR, or for another equity award), and (c) any other action that would be treated as a repricing under applicable stock exchange rules (subject to anti-dilution adjustments).

  •
  Vesting and Award Practices.  A minimum vesting period generally applies to employee awards under the Restated 2013 Plan. Awards granted to employees under the Restated 2013 Plan generally will be subject to a minimum vesting period of three years (which may include installment vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service (subject to certain exceptions, as outlined in the Restated 2013 Plan).

  •
  Prudent Change of Control Provisions.  The Restated 2013 Plan includes prudent "change of control" triggers such as requiring a change in beneficial ownership of 51% or more of our voting stock or consummation (rather than stockholder approval) of a significant merger or other transaction in order for a "change of control" to be deemed to have occurred. In addition, the Restated 2013 Plan generally provides that, unless an award agreement provides otherwise, awards will vest upon a change of control only if a participant's employment is terminated without cause or for good reason within specified time periods related to the change of control.

  •
  Forfeiture and Recoupment.  The Restated 2013 Plan authorizes our Compensation Committee or board to require forfeiture and/or recoupment of plan benefits if a participant engages in certain types of detrimental conduct and to require that a participant be subject to any compensation recovery policy or similar policies that may apply to the participant or be imposed under applicable laws.

  •
  Independent Committee.  The Restated 2013 Plan will be administered by our Compensation Committee. All members of our Compensation Committee qualify as "independent" under NASDAQ listing standards, as "non-employee directors" under Rule 16b-3 adopted under the Exchange Act, and as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent required.

  •
  No Dividends or Dividend Equivalents on Unearned Performance Awards.  Under the Restated 2013 Plan, dividends and dividend equivalents on performance-based awards may only be paid if and to the extent the award has vested or been earned.

  •
  Efficient Use of Equity.  We are committed to the efficient use of equity awards and are mindful of ensuring that our equity compensation program does not overly dilute our existing stockholders.

Share Limitations

        The maximum number of shares that we may issue pursuant to awards granted under the Restated 2013 Plan may not exceed the sum of (a) 2,000,000 shares (the 400,000 shares of common stock authorized under the Original 2013 Plan plus the 1,600,000 new shares of common stock to be added subject to stockholder approval), plus (b) any shares (i) remaining available for issuance under the 2005 Plan at the time the Original 2013 Plan became effective and (ii) subject to an award granted under the 2005 Plan if the award is forfeited, cancelled, terminated, expires or lapses for any reason.

        In addition, if and to the extent required under Code Section 162(m), under the Restated 2013 Plan, in any 12-month period, (a) no participant may be granted options and SARs that are not related to an option for more than 200,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award); and (b) no participant may be granted awards other than options or SARs that are settled in shares of common stock for more than 50,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award).

        The following are not included in calculating the Restated 2013 Plan share limitations described above: (a) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards, (b) awards that are settled in cash, and (c) any shares subject to an award under the Restated 2013 Plan or the 2005 Plan if the award is forfeited, canceled, terminated, expires or lapses for any reason or shares subject to an award that are forfeited to, repurchased, or reacquired by us. In addition, (i) shares issued under the Restated 2013 Plan through the settlement, assumption, or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving us acquiring another entity will not reduce the maximum number of shares of common stock available for delivery under the Restated 2013 Plan, and (ii) available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Restated 2013 Plan (subject to applicable stock exchange listing requirements) and will not reduce the maximum number of shares available under the Restated 2013 Plan.

        The number of shares reserved for issuance under the Restated 2013 Plan, the participant award limitations, and the terms of awards may be adjusted in the event of an adjustment in our capital structure (due to a merger, stock split, stock dividend or similar event).

        As of July 18, 2014, the maximum aggregate number of shares available for future grants under the Original 2013 Plan, which is our only currently effective equity incentive plan, was 94,710 shares. In addition, at that time, there were no shares subject to unvested outstanding full value awards under either of the Original 2013 Plan or the 2005 Plan, and there were 699,300 shares and 919,291 shares subject to outstanding options under those respective plans. The weighted average exercise price of these options was $5.32 and the weighted average remaining term was eight years.

        Inclusive of the shares authorized under the Restated 2013 Plan and the outstanding awards that may be paid out in the future under the Restated 2013 Plan and the 2005 Plan and assuming the conversion or exercise of all other derivative securities, the total stockholder dilution of our stockholder-approved equity compensation plans is approximately 12.4%. In determining the maximum number of shares reserved for issuance under the Restated 2013 Plan, our board of directors balanced the need for flexibility to continue to use equity compensation to attract, retain, and motivate talented employees, directors, and independent contractors with the potential expense and delay incident to obtaining future stockholder approval for equity compensation plans and the dilutive impact of such awards to our stockholders.

Burn Rate Commitment

        In connection with the adoption of the Original 2013 Plan, we committed, over the period covering fiscal years 2013, 2014 and 2015, to cap our average annual burn rate at 9.92%. (Our actual burn rate in fiscal year 2013 was 5.11%). We commit to extend our current burn rate commitment by one additional fiscal year so that, in total, our burn rate commitment covers the fiscal years 2013, 2014, 2015 and 2016.

        In calculating our compliance with this maximum burn rate commitment, we define "burn rate" as the number of shares subject to stock awards granted under the Restated 2013 Plan in a fiscal year divided by the weighted average number of shares of our common stock outstanding (basic) during our fiscal year. For purposes of calculating the number of awards granted, (i) awards of stock options and stock appreciation rights count as one share, and (ii) awards of restricted stock, restricted stock units or other full value awards count as 1.5 shares.

        This burn rate commitment will not apply to awards that are assumed or substituted in future acquisitions. Our burn rate may exceed 9.92% in any given fiscal year, provided our four-year average burn rate remains at or below the commitment level.

Purpose and Eligibility; Term

        The purposes of the Restated 2013 Plan are to encourage and enable selected employees, directors, and certain of our independent contractors to acquire or increase their holdings of our common stock in order to promote a closer identification of their interests with our interests and the interests of our stockholders, and to provide flexibility to us in our ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of our operation largely depends. If approved by the stockholders, the effective date of the

Restated 2013 Plan will be March 28, 2014, and awards can be granted under the Restated 2013 Plan until May 31, 2023 or the Restated 2013 Plan's earlier termination by our board. If not approved by the stockholders, the Original 2013 Plan, as in effect prior to the amendment and restatement, will continue in accordance with its terms, and no awards may be granted with respect to the 1,600,000 new shares of common stock that were to be available because of the amendment and restatement of the plan. Awards may be granted to employees, directors, and certain of our independent contractors in the discretion of the Administrator (as defined below under "—Administration; Amendment and Termination"). As of July 18, 2014, there were seven members of the board of directors and approximately 140 employees and independent contractors who would potentially be eligible to receive awards under the Restated 2013 Plan, subject to being selected by the Compensation Committee, as described above. Since each director and executive officer is eligible to participate in the Restated 2013 Plan, each may be deemed to have a substantial interest in the outcome of this Proposal 3.

        The Restated 2013 Plan's purposes will be carried out by the granting of awards to selected participants. The types of awards authorized under the Restated 2013 Plan include options in the form of incentive options and/or nonqualified options, SARs in the form of freestanding SARs and/or related SARs, restricted awards in the form of restricted stock awards and restricted stock units, performance awards in the form of performance shares and performance units, phantom stock awards, other stock-based awards, and dividend equivalent awards. We discuss the material terms of each type of award below.

Administration; Amendment and Termination

        The Restated 2013 Plan provides that the plan will be administered by the Compensation Committee unless our board elects to administer the Restated 2013 Plan in whole or in part. As a matter of practice, the Compensation Committee will administer the Restated 2013 Plan, subject to oversight from our board, particularly of the plan's director equity compensation component. Each member of the Compensation Committee is independent under applicable Code Section 162(m), SEC Rule 16b-3 and NASDAQ listing standards. Our board of directors and the Compensation Committee are referred to in this discussion collectively as the "Administrator."

        Subject to the terms of the Restated 2013 Plan, the Administrator's authority includes but is not limited to the authority to: (a) determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of common stock, if any, subject to an award, and the terms, conditions, restrictions, and limitations of an award; (b) prescribe the form or forms of agreements evidencing awards granted under the Restated 2013 Plan; (c) establish, amend, and rescind rules and regulations for the administration of the Restated 2013 Plan; and (d) construe and interpret the Restated 2013 Plan, awards, and award agreements made under the Restated 2013 Plan, interpret rules and regulations for administering the Restated 2013 Plan, and make all other determinations deemed necessary or advisable for administering the Restated 2013 Plan. In certain circumstances, the Administrator may delegate to one or more of our officers the authority to grant awards, and to make other determinations under the Restated 2013 Plan with respect to such awards, to persons who are not directors or officers subject to the provisions of Section 16 under the Exchange Act or the requirements of "covered employees" under Code Section 162(m).

        The Restated 2013 Plan may be amended or terminated at any time by the board, and awards under the Restated 2013 Plan may be amended or terminated at any time by the board or the Compensation Committee, in each case subject to the following: (a) stockholder approval is required of any Restated 2013 Plan amendment if approval is required by applicable law, rule, or regulation or any tax or regulatory requirement applicable to the Restated 2013 Plan; and (b) an amendment or termination of an award may not materially adversely affect the rights of a participant without the participant's consent. In addition, stockholder approval is required to (i) amend the terms of outstanding options or SARs to reduce the option price or base price of such outstanding options or

SARs; (ii) exchange outstanding options or SARs for cash, for options or SARs with an option price or base price that is less than the option price or base price of the original option or SAR, or for other equity awards at a time when the original option or SAR has an option price or base price, as the case may be, above the fair market value of the common stock; or (iii) take other action with respect to options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of our common stock are listed. In addition, the board will submit the material terms of the performance measures under the Restated 2013 Plan to our stockholders every five years to the extent the board deems appropriate to comply with Code Section 162(m). The Administrator may adjust awards upon the occurrence of certain unusual or nonrecurring events if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Restated 2013 Plan or necessary or appropriate to comply with applicable laws, rules, or regulations.

Vesting

        The Administrator determines the exercise and vesting schedule and other terms and conditions of awards, subject to certain minimum vesting restrictions for employee options, SARs, restricted stock awards, and restricted stock units. Awards granted to an employee under the Restated 2013 Plan shall be subject to a minimum vesting period of three years (which may include installment vesting within such three-year period as determined by the Administrator) or one year if the vesting is based on performance criteria other than continued service; provided, however, that (i) the Administrator may provide for acceleration of vesting of all or a portion of an award in the event of a participant's death, disability, or retirement, or upon the occurrence of a change of control of the company; (ii) the Administrator may provide for the grant of an award without a minimum vesting period or may accelerate the vesting of all or a portion of an award for any reason, but only with respect to awards for no more than an aggregate of 10% of the total number of shares of common stock authorized for issuance under the Restated 2013 Plan, upon such terms and conditions as the Administrator shall determine; (iii) the Administrator also may provide for the grant of awards that have different vesting terms in the case of awards that are substituted for other equity awards in connection with mergers, consolidations or other similar transactions, awards that are granted as an inducement to become our employee, or to replace forfeited awards from a former employer, or awards that are granted in exchange for foregone cash compensation; and (iv) the Administrator may grant other stock-based awards under the Restated 2013 Plan without minimum vesting requirements.

Awards

        A summary of the material terms of the types of awards authorized under the Restated 2013 Plan is provided below.

  Options

        The Restated 2013 Plan authorizes the grant of both incentive options and nonqualified options, both of which are exercisable for shares of our common stock, although incentive options may only be granted to our employees. The Administrator will determine the option price at which a participant may exercise an option. The option price must be no less than 100% of the fair market value per share of our common stock on the date of grant, or 110% of the fair market value with respect to incentive options granted to an employee who owns stock representing more than 10% of the total voting power of all classes of our stock (except for certain options assumed or substituted in a merger or other transaction where the option price is adjusted in accordance with applicable tax regulations). Unless an individual award agreement provides otherwise, the option price must be paid in the form of cash or cash equivalent. In addition, except where prohibited by the Administrator or applicable laws, rules, and regulations, payment also may be made by: (a) delivery of shares of common stock owned by the participant; (b) shares of common stock withheld upon exercise; (c) delivery of written notice of exercise to us and delivery to a broker of written notice of exercise and irrevocable instructions to deliver promptly to us the amount of sale or loan proceeds to pay the option price; (d) such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or (e) any combination of these methods. Subject to the minimum vesting restrictions for employees, the Administrator will determine the terms and conditions of an option and the period or periods during which, and conditions pursuant to which, a participant may exercise an option. The option term may not exceed ten years (or five years with respect to an employee who possesses more than 10% of the total combined voting power of all classes of our stock). Options are generally subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement or the Administrator provides otherwise.

  Stock Appreciation Rights

        Under the terms of the Restated 2013 Plan, stock appreciation rights (referred to as SARs) may be granted to the holder of an option (a "related option") with respect to all or a portion of the shares of common stock subject to the related option (a "related SAR") or may be granted separately (a "freestanding SAR"). The consideration to be received by the holder of a SAR may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise), or a combination of cash and shares of common stock, as determined by the Administrator. The holder of a SAR is entitled to receive from us, for each share of common stock with respect to which the SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of common stock on the date of exercise over the base price per share of such SAR. The base price may be no less than the fair market value per share of the common stock on the date the SAR is granted (except for certain SARs assumed or substituted in a merger or other transaction where the base price is adjusted in accordance with applicable tax regulations).

        Subject to the minimum vesting restrictions for employees, SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. A SAR may not be exercised more than ten years after it was granted (or five years for SARs granted with respect to a related option to an employee who possesses more than 10% of the total combined voting power of all classes of our stock). SARs generally are subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement or the Administrator provides otherwise.

  Restricted Awards

        Under the terms of the Restated 2013 Plan, the Administrator may grant restricted awards to participants in such numbers, upon such terms, and at such times as the Administrator determines. Restricted awards may be in the form of restricted stock awards or restricted stock units that are subject to certain conditions, which conditions must be met in order for such award to vest or be earned, in whole or in part, and no longer subject to forfeiture. Restricted stock awards are payable in shares of common stock. Restricted stock units may be payable in cash or shares of common stock, or partly in cash and partly in shares of common stock, in accordance with the terms of the Restated 2013 Plan and the discretion of the Administrator.

        Subject to the minimum vesting restrictions for employees, the Administrator will determine the restriction period for each restricted award and will determine the conditions that must be met in order for a restricted award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), retirement, displacement, disability, death, or any combination of conditions. In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator will determine the performance factors to be used in valuing restricted awards. These performance factors may vary from participant to participant and between groups of participants and will be based upon such company-wide, business unit, division, or individual performance factors and criteria as the Administrator determines. However, with respect to restricted awards payable to "covered employees" (generally the chief executive officer and the three next highest compensated named executive officers other than the chief financial officer) that are intended to qualify for the compensation deduction limitation exception available under Code Section 162(m), to the extent required under Code Section 162(m), the performance measures are limited to one or more of the performance factors described below under "—Performance-Based Compensation—Code Section 162(m) Requirements." In addition, with respect to participants who are not covered employees, the Administrator may approve performance objectives based on other criteria, which may or may not be objective.

        The Administrator has authority to determine whether and to what degree restricted awards have vested and been earned and are payable, as well as to determine the forms and terms of payment of restricted awards. If a participant's employment or service is terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of the Restated 2013 Plan and the individual award agreement, the award will be forfeited, unless an award agreement or the Administrator provides otherwise.

  Performance Awards

        Under the terms of the Restated 2013 Plan, the Administrator may grant performance awards to participants upon such terms and conditions and at such times as the Administrator determines. Performance awards may be in the form of performance shares or performance units. An award of a performance share is a grant of a right to receive shares of common stock or the cash value thereof (or a combination of both) that is contingent upon the achievement of performance or other objectives during a specified period and that has a value on the date of grant equal to the fair market value of a share of common stock (as determined in accordance with the Restated 2013 Plan). An award of a performance unit is a grant of a right to receive shares of common stock or a designated dollar value amount of common stock that is contingent upon the achievement of performance or other objectives during a specified period, and that has an initial value established by the Administrator at the time of grant.

        Subject to the minimum vesting restrictions for employees, the Administrator will determine the performance period for each performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) attainment of performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. In the case of performance awards based upon specified performance objectives, the Administrator will determine the performance factors to be used in valuing performance awards, and these performance factors may vary from participant to participant and between groups of participants and will be based upon such company-wide, business unit, division, or individual performance factors and criteria as the Administrator determines. However, with respect to performance awards payable to covered employees that are intended to qualify for the compensation deduction limitation exception available under Code Section 162(m), to the extent required under Code Section 162(m), the performance factors are limited to one or more of the performance factors described below under "—Performance-Based Compensation—Code Section 162(m) Requirements." In addition, with respect to participants who are not covered employees, the Administrator may approve performance objectives based on other criteria, which may or may not be objective. The Administrator has authority to determine whether and to what degree performance awards have been earned and are payable, as well as to determine the forms and terms of payment of performance awards. If a participant's employment or service is terminated for any reason and all or any part of a performance award has not been earned pursuant to the terms of the

Restated 2013 Plan and the individual award agreement, the award will be forfeited, unless an award agreement or the Administrator provides otherwise.

  Phantom Stock Awards

        Under the terms of the Restated 2013 Plan, the Administrator may grant phantom stock awards to participants in such numbers, upon such terms, and at such times as the Administrator may determine. An award of phantom stock is an award of a number of hypothetical share units with respect to shares of our common stock, with a value based on the fair market value of a share of common stock.

        Subject to the terms of the Restated 2013 Plan, the Administrator has authority to determine whether and to what degree phantom stock awards have vested and are payable and to interpret the terms and conditions of phantom stock awards. Upon vesting of all or part of a phantom stock award and satisfaction of other terms and conditions that the Administrator establishes, the holder of a phantom stock award will be entitled to a payment of an amount equal to the fair market value of one share of our common stock with respect to each such phantom stock unit that has vested and is payable. We may make payment in cash, shares of common stock, or a combination of cash and stock, as determined by the Administrator. If a participant's employment or service is terminated for any reason and all or any part of a phantom stock award has not vested and become payable pursuant to the terms of the Restated 2013 Plan and the individual award, the participant will forfeit the award unless an award agreement or the Administrator provides otherwise.

  Other Stock-Based Awards

        The Administrator may grant other stock-based awards, which may be valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock or awards for shares of common stock. Such other stock-based awards include, but are not limited to, awards granted in lieu of bonus, salary, or other compensation, awards granted with vesting or performance conditions, and awards granted without being subject to vesting or performance conditions. Subject to the provisions of the Restated 2013 Plan, the Administrator will determine the number of shares of common stock to be awarded to a participant under (or otherwise related to) such other stock-based awards, whether such awards may be settled in cash or shares of common stock (or a combination of both), and the other terms and conditions of such awards.

  Dividends and Dividend Equivalent Rights

        The Administrator may provide that awards granted under the Restated 2013 Plan (other than options and SARs) earn dividends or dividend equivalent rights; provided, however, dividends and dividend equivalents, if any, on unearned or unvested performance-based awards may not be paid (even if accrued) unless and until the underlying award (or portion thereof) has vested or been earned. We may pay such dividends or dividend equivalent rights currently or credit such dividends or dividend equivalent rights to a participant's account, subject to such additional restrictions and conditions as the Administrator may establish. Any dividends or dividend equivalent rights related to an award will be structured in a manner so as to avoid causing the award or related dividends or dividend equivalent rights to be subject to Code Section 409A or will otherwise be structured so that the award and dividends and dividend equivalent rights are in compliance with Code Section 409A.

Change of Control

        Under the terms of the Restated 2013 Plan, unless an individual award agreement provides otherwise, in the event of a change of control an award will become vested (and, in the case of options and SARs, exercisable) in full if the employment or service of the participant is terminated within six months before the effective date of a change of control (in which case vesting shall not occur until the effective date of the change of control) or one year after the effective date of a change of control (or such other period of time as may be stated in a change in control or similar agreement) if such termination of employment or service (a) is initiated by us not for cause or (b) is initiated by the participant for good reason. In the event of a change of control, the Administrator will have the authority to take a variety of actions regarding outstanding awards. Within a certain time frame and under specific conditions, the Administrator may:

  •
  accelerate the vesting of awards that will not be vested as of the change of control;

  •
  require all outstanding awards to be exercised by a certain date;

  •
  require the surrender of outstanding awards in exchange for a stock or cash payment equal to the per share change of control value of the shares covered by the award less, if any, the exercise price or base value of the award;

  •
  make equitable adjustments to outstanding awards to reflect the change of control; and/or

  •
  provide for replacement of outstanding awards with awards in the successor to the company.

Transferability

        Incentive options are not transferable other than by will or the laws of intestate succession or, in the Administrator's discretion, as may otherwise be permitted in accordance with Code Section 422 and related regulations. Nonqualified options are not transferable other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Restricted awards, SARs, performance awards, phantom stock awards, and other stock-based awards generally are not transferable other than transfers by will or the laws of intestate succession, and participants may not sell, transfer, assign, pledge, or otherwise encumber shares subject to an award until the award has vested and all other conditions established by the Administrator have been met.

Forfeiture and Recoupment

        As noted above, the Restated 2013 Plan authorizes the Administrator to require forfeiture and recoupment of plan benefits if a participant engages in certain types of detrimental conduct and to require that a participant be subject to any compensation recovery policy or similar policies that may apply to the participant or be imposed under applicable laws.

Performance-Based Compensation—Code Section 162(m) Requirements

        The Restated 2013 Plan is intended to enable the grant of awards that are intended to comply with the requirements imposed by Code Section 162(m) and related regulations in order to preserve, to the extent practicable, our tax deduction for awards made under the Restated 2013 Plan to "covered employees" (as described above, which consists of the chief executive officer and the three next highest compensated named executive officers other than the chief financial officer). Code Section 162(m) generally denies a public corporation a deduction for compensation in excess of $1,000,000 paid to each of the covered employees of the corporation unless the compensation is exempt from the $1,000,000 limitation because it qualifies as performance-based compensation. In order to qualify as performance-based compensation, the compensation paid under a plan to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. All of the members of our Compensation Committee are outside directors under Code Section 162(m) standards.

        In addition to other requirements for the performance-based compensation exception, stockholders must be advised of, and must approve, the material terms (or changes in material terms) of the performance goals under which compensation is to be paid. Material terms include: (a) the employees eligible to receive compensation; (b) a description of the business criteria on which the performance goal is based; and (c) either the maximum amount of the compensation to be paid if the performance goal is met or the formula used to calculate the amount of compensation if the performance goal is met. The eligibility and participant award limitations are described above under "—Purpose and Eligibility; Term" and "—Share Limitations." With respect to awards payable to covered employees that are intended to qualify for the compensation deduction limitation exception under Code Section 162(m), to the extent required under Code Section 162(m), the performance measures are limited to one or more of the following: (a) revenues or sales; (b) gross margins; (c) earnings per share; (d) net bookings; (e) product production or shipments; (f) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (g) net income; (h) operating income; (i) book value per share; (j) return on stockholders' equity; (k) return on investment; (l) return on capital; (m) improvements in capital structure; (n) expense management; (o) operating margins; (p) maintenance or improvement of gross margins or operating margins; (q) stock price or total stockholder return; (r) market share; (s) profitability; (t) costs; (u) cash flow or free cash flow; (v) working capital; (w) return on assets; (x) economic wealth created, and (y) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, management of litigation, management of information technology, goals relating to acquisitions or divestitures of products, product lines, subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices, and/or execution of pre-approved corporate strategy.

Material Federal Income Tax Consequences

        The following summary generally describes the material U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the Restated 2013 Plan as of the date of this Proxy Statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to us. The provisions of the Code and related regulations concerning these matters are complicated and their impact in any one case may depend upon the particular circumstances.

  Incentive Options

        Incentive options granted under the Restated 2013 Plan are intended to qualify as incentive stock options under Code Section 422. Pursuant to Code Section 422, the grant and exercise of an incentive stock option generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of the shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been our employee from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the option price for such shares generally will constitute an item of adjustment in computing the participant's alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

        We generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as capital gain or loss.

        If the holding period requirements for incentive option treatment described above are not met, the participant will be taxed as if he or she received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (a) the fair market value of the stock on the date of exercise minus the option price or (b) the amount realized on disposition of the stock minus the option price. Any gain in excess of these amounts may be treated as capital gain. We generally are entitled to deduct, as compensation paid, the amount of ordinary income realized by the participant.

        Pursuant to the Code and the terms of the Restated 2013 Plan, in no event can there first become exercisable by a participant in any one calendar year incentive options granted by us with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the Restated 2013 Plan exceeds this limitation, it will be treated as a nonqualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of our stock, unless the option price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.

  Nonqualified Options

        The grant of the nonqualified option should not result in taxable income to a participant or a tax deduction to us. The difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. We generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant. The participant's basis in shares of common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

  Stock Appreciation Rights

        The grant of a SAR should not result in taxable income to a participant or a tax deduction to us. Upon exercise, the amount of cash and the fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income, and we will receive a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.

  Restricted Stock Awards

        The grant of a restricted stock award will not result in taxable income to the participant or a tax deduction to us, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable, as defined under Code Section 83. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant's ordinary income as compensation; provided, however, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his or her ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares. We will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

  Restricted Stock Units, Performance Awards, Phantom Stock Awards, Other Stock-Based Awards and Dividend Equivalents

        The grant of a restricted stock unit, performance award, phantom stock award, other stock-based award (subject to vesting conditions) or a dividend equivalent award generally should not result in taxable income to the participant or a tax deduction to us. However, the participant will recognize income on account of the settlement of such award. The income recognized by the participant at that time will be equal to any cash and the fair market value of any common stock that is received in settlement of the award. We are entitled to a tax deduction upon the settlement of such an award equal to the ordinary income recognized by the participant to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense.

  Code Section 409A

        Awards granted under the Restated 2013 Plan may be subject to Code Section 409A and related regulations and other guidance. Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation. If Code Section 409A applies to the Restated 2013 Plan or any award, and the Restated 2013 Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and also may be subject to premium interest charges under Code Section 409A. We do not have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant nor are we responsible for the participant's tax consequences in connection with an award.

  Performance-based Compensation—Section 162(m) Requirements

        As noted above, the Restated 2013 Plan is structured to permit the grant of awards that are intended to comply with the requirements imposed by Code Section 162(m) in order to preserve, to the extent practicable, our tax deduction for awards made under the Restated 2013 Plan to covered employees. Code Section 162(m) generally denies an employer a deduction for compensation paid to covered employees of a publicly-held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation.

New Plan Benefits

        No awards will be granted under the Restated 2013 Plan with respect to the additional 1,600,000 new shares of common stock that are being added to the plan as a result of the amendment and restatement, unless it is approved by our stockholders. If our stockholders approve the Restated 2013 Plan, neither the selection of individuals who will receive awards under the Restated 2013 Plan nor the amount of any such awards are yet determinable. Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of participants. For details on awards granted under the 2005 Plan and the Original 2013 Plan in fiscal year 2013 to our Named Executive Officers and directors, see the Summary Compensation Table under "Executive Compensation—Summary Compensation" and the Director Compensation in 2013 table under "Director Compensation."

        Our board believes that approval of the Restated 2013 Plan is in our company's best interest in order to continue the purposes of our equity compensation program and provide competitive incentives for eligible participants. Our board believes that substantial equity ownership encourages management to take actions favorable to our long-term interests and those of our stockholders. Accordingly, equity-

based compensation makes up a significant portion of the overall compensation of our executive officers. In addition, we grant unvested equity-based awards to most of our newly-hired, full-time employees, and directors, and our directors and many employees are periodically eligible thereafter for additional equity awards. Our board believes that stockholder approval of the Restated 2013 Plan will allow us to continue the use of equity compensation as a component of a competitive, but measured, overall compensation program.

        Our board of directors recommends a vote "FOR" approval of the amendment and restatement of the Streamline Health Solutions, Inc. 2013 Stock Incentive Plan as set forth in this Proposal 3.

 PROPOSAL 4—APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK FROM 25,000,000 TO 45,000,000

Background

        Our certificate of incorporation as previously amended (the "Certificate of Incorporation") currently authorizes us to issue a total of 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. On March 28, 2014, the board unanimously approved an amendment to the Certificate of Incorporation to authorize an additional 20,000,000 shares of common stock (the "Amendment"), subject to stockholder approval. The board has unanimously determined that the Amendment is advisable and in the best interests of the company and our stockholders, and, in accordance with the General Corporation Law of the State of Delaware, hereby seeks approval of the Amendment by our stockholders.

Proposed Amendment

        The board is proposing the Amendment, in substantially the form attached hereto as Appendix B, to increase the number of authorized shares of our common stock from 25,000,000 shares to 45,000,000 shares, which would in turn increase the total number of shares of all classes of our capital stock from 30,000,000 to 50,000,000. Of the 25,000,000 shares of common stock currently authorized by the Certificate of Incorporation, as of the Record Date 18,178,454 shares are issued and outstanding, 2,949,995 shares are reserved for issuance upon conversion of outstanding shares of preferred stock, 3,827,351 shares are reserved for issuance upon exercise of outstanding options and warrants and 94,710 shares are reserved for future issuance under existing equity incentive plans. Therefore, we are currently unable to issue any shares of common stock. Following this increase and the increase in the number of shares of common stock available for issuance under the Restated 2013 Plan, if both are approved, we will have approximately 17,949,490 shares of common stock authorized but unissued and available for issuance, excluding those shares referenced above that are reserved for future issuance.

        As of the Record Date, there were 2,949,995 shares of preferred stock issued and outstanding. We are not proposing any change to the number of authorized shares of preferred stock. Other than the proposed increase in the number of authorized shares of common stock, the Amendment is not intended to modify the rights of existing stockholders in any material respect.

Reasons for the Amendment

        The board believes the Amendment is advisable and in the best interests of the company and our stockholders to make available for future issuance a sufficient number of authorized shares of common stock to give us appropriate flexibility to issue shares for future corporate needs.

        The additional authorized shares would provide us with increased financing and capital raising flexibility and could be used for other business and financial purposes that the board deems are in our best interest, including the acquisition of other companies, businesses or products in exchange for common stock, attraction and retention of employees through the issuance of equity incentives, and implementation of stock splits and issuance of dividends in the future. Without an increase in the number of authorized shares of common stock, we may be constrained in our ability to raise capital, should the need arise, and may lose important business opportunities, including to competitors, which could adversely affect our financial performance and growth.

        The additional authorized shares of common stock would enable us to act quickly in response to capital raising and other corporate opportunities that may arise (as described above), in most cases without the necessity of holding a special stockholders' meeting and obtaining further stockholder approval before the issuance of common stock could proceed, except as may be required by applicable law or NASDAQ Marketplace Rules or any other stock exchange on which our securities may be listed.

        Other than issuances of equity incentives and currently outstanding preferred stock and warrants, as of the date of this Proxy Statement, we have no current plans, arrangements or understandings regarding the issuance of any additional shares of common stock that would be authorized pursuant to this proposal and there are no negotiations pending with respect to the issuance thereof for any purpose. However, we review and evaluate potential capital raising activities, transactions and other corporate opportunities on an ongoing basis to determine if any such actions would be in the best interests of the company and our stockholders.

Rights of Additional Authorized Shares

        The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Stockholders do not have preemptive rights with respect to our common stock. Therefore, should the board determine to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof.

Potential Effects of the Amendment

        The increase in the number of authorized shares of common stock will not have any immediate effect on the rights of our existing stockholders. The board will have the authority to issue the additional shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or NASDAQ Marketplace Rules or any other stock exchange on which our securities may be listed. The issuance of additional shares of common stock will decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their common stock, and, depending on the price at which the additional shares are issued, may also be dilutive to the earnings per share of our common stock.

        Although we have no immediate plans to do so, we could use the additional authorized shares of common stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We cannot provide assurances that any such transactions would be consummated on favorable terms or at all, that they would enhance stockholder value or that they would not adversely affect our business or the trading price of our common stock. Any such transactions may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

        The authorization of additional shares of common stock could also have an anti-takeover effect, in that the additional shares could be issued to oppose a hostile takeover attempt or delay or prevent changes in control or management of the company. For example, without further stockholder approval, the board could sell shares of our common stock in a private transaction to purchasers who would oppose a takeover attempt or favor our current board. Although this proposal to increase the number of authorized shares of common stock has been prompted by business and financial considerations and not by any current or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future attempts by the company to oppose changes in control of the company and to perpetuate our then-current management, including the opposition of transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

Effectiveness of the Amendment

        If the Amendment is approved by our stockholders, the Amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting. If the Amendment is not approved by our stockholders, the Certificate of Incorporation will not be amended and the number of authorized shares of common stock will remain unchanged.

        Our board of directors recommends a vote "FOR" the approval of the Amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 45,000,000.

 PROPOSAL 5—RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        The Audit Committee proposes and recommends that the stockholders ratify the selection by the Audit Committee of the firm of KPMG LLP ("KPMG") to serve as our independent registered public accounting firm for fiscal year 2014. Action by our stockholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee in order to give our stockholders a voice in the designation of auditors. If the resolution ratifying our selection of KPMG as our independent registered public accounting firm is rejected by our stockholders then the Audit Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee at its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

        KPMG was engaged as our independent registered public accounting firm on April 22, 2013 with their service effective May 1, 2013. Prior to such time, BDO USA, LLP ("BDO") served as our independent registered public accounting firm. See "Independent Registered Public Accounting Firm—Change in Independent Registered Public Accounting Firm" below for more information on our change in independent registered public accounting firms.

        Our board of directors recommends a vote "FOR" ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2014.

 CORPORATE GOVERNANCE

        We have established corporate governance practices designed to serve the best interest of our company and our stockholders. We are in compliance with the current corporate governance requirements imposed by the rules and regulations of the SEC and the listing standards of NASDAQ. Set forth below is information regarding the meetings of the board of directors during fiscal 2013, a description of the board's standing committees and additional information about our corporate governance policies and procedures.

Board of Directors Meetings and Committees

        The board of directors met eight times during fiscal year 2013. Standing committees of the board of directors currently include the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Strategy Committee.

        All nominees for election as directors at the Annual Meeting were unanimously recommended by the Governance and Nominating Committee and unanimously nominated by the current board of directors, including all of the independent directors. Under our bylaws, director nominations may be brought at an Annual Meeting of Stockholders only by or at the direction of the board of directors or by a stockholder entitled to vote who has submitted a nomination in accordance with the requirements of the bylaws as in effect from time to time. For this Annual Meeting, we received no director nominations from stockholders, other than the candidates specified by NMP and GPP as described above. For additional information, see "Stockholder Proposals for 2015 Annual Meeting of Stockholders."

        In fiscal year 2013, each director attended at least 75% of the aggregate number of meetings of our board of directors and of the committees of the board of directors on which he served.

        Our board of directors has separated the positions of the Chairman of the Board and of the Chief Executive Officer. Our board of directors believes that this separation allows the Chief Executive Officer to focus his attention on the day-to-day operation of the business and leadership of the management team. The board of directors further believes that having an independent Chairman of the Board provides better accountability between the board of directors and our management team, and facilitates discussions among our directors, formally and informally. As Chairman of the Board, Mr. Phillips is responsible for setting the board of directors' meeting agendas in consultation with the Chief Executive Officer and the other directors, and presides over meetings of our board of directors and stockholders. Our directors believe that this structure provides strong leadership for our board of directors, while maintaining the Chief Executive Officer as our leader in the eyes of customers, employees and stockholders.

  The Audit Committee

        The Audit Committee is comprised entirely of independent directors. Messrs. VonderBrink (Committee Chairman), Moseley and Valentine are presently the members of the Audit Committee. Mr. Phillips, as the independent Chairman of the Board, attends Audit Committee meetings in a non-voting capacity. The Audit Committee operates under a charter approved by our board of directors and available through our web site at www.streamlinehealth.net/investors. The Audit Committee met separately as a committee six times during fiscal year 2013. The Audit Committee, along with management, met separately or as part of the entire board of directors to review each of our quarterly and annual financial statements filed on Form 10-Q or Form 10-K prior to the filing of those reports with the SEC. The Audit Committee Chairman separately discusses our financial reports with the auditors on a regular basis. The Audit Committee's functions include the engagement of our independent registered public accounting firm, review of the results of the audit engagement and our financial results, review of our financial statements by the independent registered public accounting firm and their opinion thereon, review of the auditors' independence, review of the effectiveness of our internal controls and similar functions, and approval of all auditing and non-auditing services performed by our independent registered public accounting firm. The board of directors has determined that Messrs. VonderBrink and Valentine are audit committee financial experts. See "Proposal 1—Election of Directors—Nominees for Election as Directors" for the biographical information of Messrs. VonderBrink and Valentine.

  The Compensation Committee

        The Compensation Committee is comprised entirely of independent directors. Messrs. Turner (Committee Chairman), Moseley and VonderBrink are presently the members of the Compensation Committee. Mr. Phillips, as the independent Chairman of the Board, attends Compensation Committee meetings in a non-voting capacity. Our board of directors adopted a formal written charter for the Compensation Committee, which is available through our web site at www.streamlinehealth.net/investors, in January 2013 and amended it in March 2014. The Compensation Committee met five times during fiscal year 2013. The Compensation Committee reviews the performance of, and establishes the salaries and all other compensation of, our Named Executive Officers and other executive officers. The Compensation Committee also administers the ESPP and the Original 2013 Plan and is responsible for grants of equity awards under the Original 2013 Plan. If the Restated 2013 Plan is approved by our stockholders pursuant to Proposal 3, the Compensation Committee will administer the Restated 2013 Plan and will be responsible for grants of equity awards under the Restated 2013 Plan.

  The Governance and Nominating Committee

        The Governance and Nominating Committee is comprised entirely of independent directors. Messrs. Phillips (Committee Chairman), Kaplan and Turner are presently the members of the Governance and Nominating Committee. The purposes of the Governance and Nominating Committee are to assist the board of directors in complying with and overseeing our Code of Conduct and Ethics, to review and consider developments in corporate governance practices, to identify and recommend individuals to the board of directors for nomination as members of our board of directors and its committees, and to develop and oversee the process for nominating board members. The Governance and Nominating Committee operates under a charter approved by our board of directors and available through our web site at www.streamlinehealth.net/investors. The Governance and Nominating Committee met three times during fiscal year 2013.

        The Governance and Nominating Committee has established procedures through which confidential complaints may be made by employees directly to the Chairman of the Governance and Nominating Committee regarding: illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in our filings with the SEC; violations of our Code of Conduct and Ethics; or any other matters relating to questionable actions taken by our employees, officers or directors.

        The Governance and Nominating Committee also has established a review process for all members of our board of directors. In this process, all members perform a self-review and assessment of their own performance as a director and also review and provide constructive feedback of all the other directors. The Governance and Nominating Committee oversees a similar 360 degree review process for our Chief Executive Officer where he is reviewed by himself, by the other directors, and by his direct management reports.

  The Strategy Committee

        Messrs. Kaplan (Committee Chairman), Moseley, Phillips and Valentine are presently the members of the Strategy Committee. The purpose of the Strategy Committee is to work with the Chief Executive Officer and senior management to oversee the development of our strategic plan and to assess and evaluate our strategic and financial opportunities. The Strategy Committee met six times during fiscal year 2013.

Corporate Governance Policies

  Communications with the Board of Directors

        We encourage stockholder communication with the board. Any stockholder who wishes to communicate with the board or with any particular director, including any independent director, may send a letter addressed to the Corporate Secretary at Streamline Health Solutions, Inc., 1230 Peachtree St. NE, Suite 600, Atlanta, GA 30309. Communications should indicate that you are a company stockholder and clearly specify whether it is intended to be delivered to the entire board or to one or more particular directors(s). All communications to directors will be transmitted promptly without any editing or screening by the Corporate Secretary.

  Code of Conduct and Ethics

        The board of directors has adopted our Code of Conduct and Ethics which applies to all of our directors, officers (including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and any person performing similar functions), and employees. We have made the Code of Conduct and Ethics available through our website at www.streamlinehealth.net/investors.

  Director Attendance at Annual Meetings of Stockholders

        We have not implemented a formal policy regarding director attendance at the Annual Meeting of Stockholders. Typically, our board of directors holds its annual organizational meeting directly following the Annual Meeting of Stockholders, which results in most directors attending the Annual Meeting of Stockholders. All of our directors attended the 2013 Annual Meeting of Stockholders, and we currently expect all directors standing for re-election to attend the Annual Meeting.

  Risk Management

        Our management is responsible for day-to-day risk management of the company. Management reports to the board of directors on the material risks the company faces when management determines that the company's risk profile materially changes. The board of directors uses management's reports to evaluate the company's exposure to risks in light of the company's business plan and growth strategies. The board of directors primarily focuses on risks in the areas of operations, liquidity and compliance, which the board of directors believes are the areas most likely to have a potential impact on the company in a material way.

  Executive Sessions of Independent Directors

        Our board of directors has scheduled regular executive sessions of our independent directors. At executive sessions, our independent directors meet without management or any non-independent directors present. The board believes that executive sessions foster open and frank communication among the independent directors, which will ultimately add to the effectiveness of the board, as a whole. Mr. Phillips, as the independent Chairman of the Board, presides over these executive sessions.

  Risk Management related to Compensation Policies and Practices

        We do not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the company. The design of our compensation policies and practices encourages our employees to remain focused on both our short- and long-term goals. For example, while our cash bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

  No Executive Loans

        We do not extend loans to executive officers or directors, and we have no such loans outstanding.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date (July 11, 2014) by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each director and each nominee for director; (iii) each Named Executive Officer; and (iv) all directors and current executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of common stock subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days of the Record Date (including shares subject to restrictions that lapse within 60 days of the Record Date) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. The percentages are based on 18,178,454 shares of common stock outstanding. An asterisk indicates beneficial ownership of less than 1% of the common stock outstanding.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock Owned
Five Percent Stockholders
Cortina Asset Management, LLC(1)	1,022,009	5.6%
Deerfield Mgmt, L.P.(2)	1,140,100	6.3%
Great Point Partners, LLC(3)	2,007,148	9.9%
IPP Holding Company, LLC(4)	989,477	5.4%
Noro-Moseley Partners VI, L.P.(5)	2,123,333	10.5%
Pembroke Management, LTD(6)	1,757,900	9.7%
Directors and Named Executive Officers
Michael K. Kaplan	35,951	*
Nicholas A. Meeks(7)	87,933	*
Allen S. Moseley	—	*
Jonathan R. Phillips(8)	439,192	2.4%
Matthew S. Seefeld(9)	301,220	1.6%
Andrew L. Turner(10)	134,927	*
Michael G. Valentine	40,799	*
Edward J. VonderBrink(11)	154,869	*
Robert E. Watson(12)	628,852	3.4%
All current directors and executive officers as a group (12 persons)(13)	1,730,575	9.1%

(1)
Based on the Schedule 13G filed with the SEC on January 9, 2014. Cortina Asset Management, LLC ("Cortina") is deemed to have sole voting power over 737,008 shares of common stock and sole dispositive power over 1,022,009 shares of common stock. Cortina's address is 825 N Jefferson Street, Suite 400, Milwaukee, WI 53202.

(2)
Based on the Schedule 13G filed with the SEC on April 4, 2014. Includes 629,336 shares of common stock held by Deerfield Special Situations Fund, L.P. ("DSSF") and 510,764 shares of common stock held by Deerfield Special Situations International Master Fund, L.P. ("DSSIMF"). Deerfield Mgmt, L.P. ("DM") is the general partner of, and Deerfield Management Company, L.P. ("DMC") is the investment advisor for, each of DSSF and DSSIMF. DM, DMC and James E. Flynn may be deemed to be the beneficial owner of shares held by DSSF and DSSIMF. The address of DSSF, DSSIMF, DM, DMC and Mr. Flynn is 780 Third Avenue, 37th Floor, New York, NY 10017.

(3)
Based on the Schedule 13G/A filed with the SEC on February 14, 2014. Includes (i) 83,969 shares of common stock, (ii) 1,583,329 shares of common stock issuable upon conversion of preferred stock and (iii) 339,850 shares of common stock issuable upon exercise of warrants, collectively owned by funds and accounts for which Great Point Partners, LLC ("GPP") is the investment manager. By virtue of such status, GPP may be deemed to be the beneficial owner of such shares. Each of Dr. Jeffrey R. Jay, M.D., as senior managing member of GPP, and David Kroin, as special managing member of GPP, has voting and investment power with respect to such shares and therefore may be deemed to be the beneficial owner thereof. GPP, Dr. Jay, and Mr. Kroin disclaim beneficial ownership of such shares, except to the extent of their respective pecuniary interests therein. Does not include 360,150 shares of common stock issuable upon the exercise of warrants held by GPP for which beneficial ownership is not permitted pursuant to certain applicable beneficial ownership limitation restrictions. GPP's address is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(4)
Based on the Schedule 13G filed with the SEC on April 18, 2013. Includes 989,477 shares remaining from those issued to IPP Holding Company, LLC ("IPP") on June 15, 2012 upon conversion of the convertible note in the original principal amount of $3,000,000. IPP and W. Ray Cross, a member and manager of IPP, are deemed to share voting and dispositive power over all 989,477 shares. IPP's address is 2773 Marshall Drive, Tifton, GA 31794.

(5)
Based on the Schedule 13D filed with the SEC on August 29, 2012, as amended by the Schedule 13D/A filed with the SEC on September 5, 2013. Includes (i) 1,633,333 shares of common stock issuable upon conversion of preferred stock and (ii) 490,000 shares of common stock issuable upon exercise of warrants, collectively beneficially owned by Noro-Moseley Partners VI, L.P. and its general partner, Moseley and Company VI, LLC. Both entities are deemed to share voting and dispositive power of all 2,123,333 shares. Noro-Moseley's address is 4200 Northside Parkway, N.W. Building 9, Atlanta, GA 30327.

(6)
Based on the Schedule 13G/A filed with the SEC on May 7, 2014. Clients of Pembroke Management, LTD ("Pembroke") have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock beneficially owned by Pembroke. Pembroke's address is 1002 Sherbrooke Street West, Suite 1700, Montreal, Quebec H3A 354.

(7)
Includes 85,137 shares that are issuable upon exercise of currently exercisable options.

(8)
Includes 10,000 shares held by Mr. Phillips' wife and 45,000 shares that are issuable upon exercise of currently exercisable options.

(9)
Mr. Seefeld resigned as our Senior Vice President, Solutions Strategy effective April 22, 2014. Includes 97,221 shares that are issuable upon exercise of currently exercisable options.

(10)
Includes 2,000 shares held by Mr. Turner's wife and 35,000 shares that are issuable upon exercise of currently exercisable options.

(11)
Includes 45,000 shares that are issuable upon exercise of currently exercisable options.

(12)
Includes 2,160 shares held by Mr. Watson's wife and 433,054 shares that are issuable upon currently exercisable options.

(13)
Includes 14,160 shares held indirectly and 851,243 shares that are issuable upon exercise of currently exercisable options.

 EXECUTIVE OFFICERS

        The names, ages, and positions held by our executive officers as of the Record Date are below. All of our current executive officers hold office until their successors are elected and qualified or until any removal or resignation. Our executive officers are elected by the board of directors and serve at the discretion of the board. For more information about Robert E. Watson, our President and Chief Executive Officer, please see "Proposal 1—Election of Directors—Nominees for Election as Directors" in this Proxy Statement.

Name	Age	Position	First Appointed as Executive Officer
Robert E. Watson	57	President, Chief Executive Officer, and Director	2011
Richard D. Nelli	46	Senior Vice President and Chief Operating Officer	2013
Nicholas A. Meeks	30	Senior Vice President and Chief Financial Officer	2013
Lois E. Rickard	61	Senior Vice President and Chief People Officer	2014
Jack W. Kennedy Jr.	38	Senior Vice President and Chief Legal Counsel	2013
Randolph W. Salisbury	60	Senior Vice President and Chief Marketing Officer	2014
Carolyn J. Zelnio	50	Vice President and Chief Accounting Officer	2013

        Richard D. Nelli has served as our Senior Vice President and Chief Operating Officer since February 2014. Prior to that time, he served as our Senior Vice President and Chief Technology Officer from the time he joined us in January 2013. Before joining us, Mr. Nelli served as the Chief Technology Officer for CareMedic Systems, Inc., a healthcare information technology company, from September 2007 to November 2012. At CareMedic, he led the product management and information technology areas and managed its successful acquisition by UnitedHealth Group in 2010. From April 2011 to July 2007, Mr. Nelli served as Vice President of Product Management at Quovadx (now Lawson Software), where he guided the company's Cloverleaf Integration strategies, which led to the successful acquisition by Battery Ventures in 2007. Mr. Nelli has launched over 50 healthcare product and service offerings over his career, many of which are the recognized leaders in the United States, Europe, Asia and the Middle East. He is a visible industry thought leader, and highly sought after public speaker. He currently serves as an advisor to the US Healthcare Efficiency Index, and is active in such healthcare industry organizations as Cooperative Exchange, Workgroup for Electronic Data Interchange (WEDI), Healthcare Financial Management Association (HFMA), American Health Information Management Association (AHIMA), and Healthcare Information and Management Systems Society (HIMSS).

        Nicholas A. Meeks has served as our Senior Vice President and Chief Financial Officer since May 2013. Prior to that time, he served as our Vice President of Financial Planning from the time he joined us in June 2012. Mr. Meeks has financial executive experience in areas including mergers and acquisitions, budgeting, forecasting, and equity and debt capital financing transactions. From 2008 to June 2012, Mr. Meeks worked at Chamberlin Edmonds, which was acquired by Emdeon Inc., a leading provider of comprehensive healthcare eligibility and enrollment services. At Chamberlin Edmonds, Mr. Meeks served as Director of Financial Planning and Analysis and led the finance function for the provider payment integrity operating unit. He holds an MBA from The Fuqua School of Business at Duke University and a Bachelors degree from Emory University.

        Lois E. Rickard joined Streamline Health as Senior Vice President and Chief People Officer in March 2014. Ms. Rickard has over 28 years of experience in leading human resources teams in various industries, including healthcare information technology, telecommunications and banking. From December 2010 to December 2013, Ms. Rickard served as Chief Talent Officer at Press Ganey Associates, a leading healthcare patient experience improvement firm. At Press Ganey, she managed the human resources organization, successfully transitioned human resources into a strategic partnership with the business, and integrated the human resource aspects of previous acquisitions. She was a strategic member of the executive team, focusing on merger and acquisition due diligence and integration as well as the growth and development of the organization. From January 2010 to November 2010, Ms. Rickard was an independent human resources consultant. From February 1997 to December 2009, Ms. Rickard served as Vice President of Human Resources at WebMD, LLC, a leading health information provider. At WebMD, she managed a team of 20 employees in addition to spearheading human resource efforts for 26 acquisitions throughout her tenure. She was instrumental in innovating and implementing new practices and offerings for WebMD's online business after working with the executive team to take the online division public in 2005. Ms. Rickard has a bachelor's degree from Albion College and a master's degree from the University of Michigan.

        Jack W. Kennedy Jr. was appointed Senior Vice President and Chief Legal Counsel in September 2013. From 2009 to September 2013, he was Vice President and Corporate Counsel for PRGX Global, Inc., a multinational provider of recovery audit, consulting and software services, where he provided legal advice on all aspects of the company's operations. From 2007 to 2009, Mr. Kennedy served as in-house counsel for Stiefel Laboratories, Inc., a specialty pharmaceutical company acquired by GlaxoSmithKline plc, where he provided legal advice on mergers and acquisitions, commercial contracts and international operations. Prior to his in-house legal career, Mr. Kennedy practiced at the law firms of Troutman Sanders LLP in Atlanta, Georgia and Akin Gump Strauss Hauer & Feld LLP in Houston, Texas. Mr. Kennedy has extensive experience in software and other intellectual property licensing, mergers and acquisitions, securities, and corporate governance. He received a JD from Tulane University School of Law and both a BA and BS from Mercer University and is admitted to the state bars of Texas and Georgia.

        Randolph W. Salisbury joined Streamline Health as Senior Vice President and Chief Marketing Officer in February 2014. From July 2008 to February 2014, Mr. Salisbury served as a founding partner and consultant at Morningside Partners, LLC, a marketing communications and investor relations consulting firm. During his time with Morningside Partners, Mr. Salisbury performed marketing functions on behalf of various clients and performed investor relations consulting services for Streamline Health. Currently, Mr. Salisbury is on the board of directors of Decooda, Inc, a private, software-as-a-service start-up company. He also serves on the board of directors of Pink Ribbon Foundation, a breast cancer survivor non-profit. Mr. Salisbury received his bachelor's degree from Ohio Wesleyan University and his MBA from Goizueta Business School at Emory University.

        Carolyn J. Zelnio joined Streamline Health in May 2013 as Vice President and Chief Accounting Officer. She is responsible for overseeing the accounting functions and management of the treasury. She leverages over 20 years of experience in financial management, organizational strategy, mergers and acquisitions, operational change and public company compliance. From April 2010 to June 2011, Ms. Zelnio served as Chief Financial Officer of Aderant Holdings, Inc., a legal software company. From November 2008 to December 2009, she served as Chief Financial Officer of Purewire Inc., a software-as-a-service web security services provider (acquired by Barracuda Networks Inc. in October 2009). Ms. Zelnio was an independent consultant from January 2010 to March 2010 and from July 2011 to April 2013. She also has held executive roles at EnterConnect, and Witness Systems, a leading provider of workforce optimization software (acquired by Verint). In her various capacities, Ms. Zelnio has accomplished successful company acquisitions, grown a company from start-up to $225 million in revenues, expanded offices internationally, established banking, financing and world-wide tax strategies, implemented treasury and cash management initiatives, and implemented processes and controls required for SEC and Sarbanes-Oxley compliance and reporting. She served as a Senior Manager of KPMG and specialized in the audits of multi-national public companies. Ms. Zelnio is an active certified public accountant and received her Bachelor of Accounting from Florida International University.

 EXECUTIVE COMPENSATION

Named Executive Officers

        This Proxy Statement contains information about the compensation paid to our Named Executive Officers during fiscal year 2013. For fiscal year 2013, in accordance with the rules and regulations of the SEC, we determined that the following individuals were our Named Executive Officers:

  •
  Robert E. Watson, our President and Chief Executive Officer;

  •
  Nicholas A. Meeks, our Senior Vice President and Chief Financial Officer; and

  •
  Matthew S. Seefeld, our former Senior Vice President, Solutions Strategy.

Compensation Overview

  Role of the Compensation Committee

        All compensation for our Named Executive Officers and the other executive officers is determined by the Compensation Committee of our board of directors, which is composed only of independent directors. The Compensation Committee is charged with responsibility for reviewing the performance and establishing the total compensation of our Named Executive Officers on an annual basis. The Compensation Committee often discusses compensation matters as part of regularly scheduled board meetings and among the committee members outside of regularly scheduled meetings. The Compensation Committee administers the Original 2013 Plan and the ESPP and is responsible for approving grants of equity awards under the Original 2013 Plan. If the Restated 2013 Plan is approved by our stockholders pursuant to Proposal 3, the Compensation Committee will administer the Restated 2013 Plan and will be responsible for grants of equity awards under the Restated 2013 Plan. Our Chief Executive Officer annually makes recommendations to the Compensation Committee regarding base salary, non-equity incentive plan compensation and equity awards for himself, the other Named Executive Officers, and the other executive officers. Such recommendations are considered by the Compensation Committee; however, the committee retains full discretion and authority over the final compensation decisions for the Named Executive Officers and such other officers. The Compensation Committee acts under the authority of a written charter, which is available on our web site at www.streamlinehealth.net/investors.

        The Compensation Committee has full authority to engage independent compensation consultants. The Compensation Committee has in the past, and may in the future, directly commission compensation studies from such consultants to provide benchmark and other data to be used by the committee in determining the compensation and benefits for the Named Executive Officers. The Compensation Committee does not obtain such compensation studies on an annual basis and, in 2013, the committee did not use any current benchmark data in setting compensation for the Named Executive Officers.

  Compensation Philosophy and Objectives

        The Compensation Committee's compensation objectives are to: attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the Named Executive Officers and other executive officers with the interests of the stockholders. To do this, we currently offer a competitive total compensation package consisting of: base salary; annual non-equity incentive compensation opportunities; long-term incentives in the form of equity awards; and employee benefits.

        The Compensation Committee believes that compensation for the Named Executive Officers should be based on our performance. Because we are a developing company, the performance of the Named Executive Officers directly affects all aspects of our results. Therefore, the Compensation

Committee typically has developed variable compensation packages for the Named Executive Officers that are entirely or largely based on our performance rather than upon individual performance measures. The Compensation Committee also considers our industry and geographic location norms in determining the various elements and amounts of compensation for our Named Executive Officers.

        The Compensation Committee believes that several factors are critical to our future success. These factors include the quality, appropriate skills, and dedication of the Named Executive Officers.

  Compensation Structure

        The Compensation Committee establishes a total targeted cash compensation amount for each Named Executive Officer, which includes base salary and non-equity incentive compensation (sometimes generically referred to herein as bonuses), intended to be an incentive for the Named Executive Officers to achieve above normal financial results for our business and to appropriately compensate the Named Executive Officers for successfully achieving such performance. All of the elements of our executive compensation program are designed to deliver both year-to-year and long-term stockholder value increases. A significant portion of the executives' compensation is at-risk, vests over time if equity-based, and is tied directly to our short-term and long-term success.

        The Named Executive Officer non-equity incentive compensation is based on our operational performance, which the Compensation Committee believes reflects the ability of the Named Executive Officer to increase stockholder value in both the short-term and long-term. The individual amounts and mix of compensation elements are established based on the determination of the Compensation Committee as to whether each particular element provides an appropriate incentive for expected performance that would enhance stockholder value. These elements include performance factors related to financial and operational goals established for the Named Executive Officers each year.

        The Compensation Committee also considers each Named Executive Officer's current salary and prior-year incentive compensation along with the appropriate balance between long-term and short-term incentives.

  Key elements of Executive Compensation for the 2013 Named Executive Officers

        Base Salaries.    Salaries are established based on the individual responsibilities of the Named Executive Officers in the competitive marketplace in which we operate at levels necessary to attract and retain the executive. Base salaries are reviewed annually and adjusted periodically to take into account promotions, increases in responsibility, inflation, and increased experience, and competitive compensation levels as recommended by the Chief Executive Officer with respect to the other Named Executive Officers.

        In fiscal year 2013, the Compensation Committee established the base salary for each of the Named Executive Officers as follows: Mr. Watson, $325,000 (18.2% increase from the prior year); Mr. Meeks, $200,000 (37.9% increase from the prior year); and Mr. Seefeld, $200,000 (23.1% increase from the prior year). Mr. Meeks was promoted to Senior Vice President and Chief Financial Officer effective May 22, 2013. In addition to base salary, Mr. Seefeld received $110,112 in sales commissions in fiscal year 2013.

        Non-equity Incentive Compensation.    Historically, the Compensation Committee establishes a non-equity incentive compensation program, a "pay for performance plan," to incentivize and reward superior performance of our business for the forthcoming fiscal year. The cash payments under this plan are paid annually based on the committee's evaluation of certain financial performance metrics across our business and certain target performance metrics specific to individual executive officers. The Compensation Committee attempts to set financial objectives as part of the program that are achievable, but not assured, and that are in line with both the short-term and long-term interests of the stockholders.

        The non-equity incentive compensation awards for our Named Executive Officers and other executive officers were determined on a discretionary basis taking into account a broad evaluation of financial metrics across the company (including, but not limited to, total revenue net of acquisitions, adjusted EBITDA net of acquisitions, and total sales bookings for the year) and individual performance of the executive. The committee solicited our Chief Executive Officer's input in recommending award amounts for the other Named Executive Officers and other executive officers. For fiscal year 2013, the Named Executive Officers were awarded the following amounts as non-equity incentive compensation, which amounts were paid in fiscal year 2014: $200,000 for Mr. Watson, $20,139 for Mr. Meeks, and $25,000 for Mr. Seefeld.

        Long-term Equity Awards.    The Compensation Committee makes recommendations to the full board of directors regarding the grant of equity awards. The Compensation Committee has the ability and flexibility under the Original 2013 Plan, and, if approved by our stockholders pursuant to Proposal 3, will have the flexibility under the Restated 2013 Plan, to determine from time to time the specific type of award and the terms and conditions related thereto that the Compensation Committee believes are best designed at that time to provide a strong incentive for senior management's superior performance and continued service to us. The Original 2013 Plan (and the Restated 2013 Plan) provide for grants of stock options, stock appreciation rights, restricted stock, performance awards, phantom stock awards, other stock-based awards and dividends and dividend equivalent rights. The Compensation Committee believes that properly structured and timed long-term equity awards can encourage executive retention as such awards can be made subject to vesting, performance achievement over time, or other achievement or termination provisions. Long-term equity awards should be given to executive officers and other employees who successfully demonstrate a capacity for contributing directly to our success.

        The Compensation Committee does not currently have a policy for the automatic awarding of equity awards to the Named Executive Officers or our other employees. Grants are made periodically, based on individual past performance, and other criteria deemed relevant by the Compensation Committee at the time awards are made.

        In fiscal 2013, the Compensation Committee granted (i) Mr. Watson a stock option for 100,000 shares of our common stock on April 22, 2013 with an exercise price per share equal to $6.90 per share, and (ii) Mr. Meeks a stock option for 100,000 shares of our common stock on May 22, 2013 with an exercise price per share equal to $6.65 per share. Mr. Seefeld did not receive any equity grants in fiscal 2013.

        Benefits.    We provide group life insurance, health and dental care insurance, employee stock purchase plan discounts, long-term disability insurance, 401(k) plan matching contributions and similar benefits to all employees, including the Named Executive Officers. These benefits do not discriminate in scope, terms, or operation in favor of the Named Executive Officers.

        Perquisites.    We provide some of the Named Executive Officers with an annual automobile allowance that the Compensation Committee believes is reasonable, competitive, and consistent with our overall executive compensation program. The automobile allowance and all other benefits that could be considered perquisites amount to less than $10,000 per year for each Named Executive Officer individually.

        Section 162(m).    Based on the Compensation Committee's past compensation practices, the Compensation Committee does not currently believe that Section 162(m) of the Code, which limits the deductibility of executive compensation in certain events, will adversely affect our ability to obtain a tax deduction for compensation paid to our Named Executive Officers.

        Nonqualified Deferred Compensation.    We have no deferred compensation plans for our Named Executive Officers or any other employees. However, the American Jobs Creation Act of 2004, which was signed into law on October 22, 2004, changed the tax rules applicable to nonqualified deferred compensation arrangements and, in certain circumstances, may apply to equity awards, severance payments, and other forms of compensation that may constitute deferred compensation for purposes of Section 409A of the Code. The final regulations under Section 409A are now in effect, and we believe we are operating in compliance.

  Named Executive Officer Employment Agreements and Arrangements

        Robert E. Watson.    We entered into an employment agreement with Mr. Watson on April 22, 2013 with an initial term ending on January 31, 2015 and automatic annual renewals. This agreement contains the provisions described below and other usual and customary provisions found in executive employment agreements. The agreement provides that he serves as our President and Chief Executive Officer throughout the term of the agreement; his base salary is $325,000 and is subject to annual adjustment at the discretion of the Compensation Committee. In fiscal year 2013, his base salary was $325,000. If we terminate Mr. Watson's employment for reasons other than good cause, death or continued disability, if Mr. Watson terminates his employment for good reason, or if we do not renew the term of the agreement in the year following the initial term, Mr. Watson generally will be entitled to receive: (1) accrued but unpaid salary through his termination date; (2) reimbursement of expenses incurred prior to his termination date; and (3) an amount equal to 1.25 times (or 2 times, in certain situations involving a change in control) the sum of (A) his annual base salary then in effect and (B) an amount equal to the higher of his bonus for the prior fiscal year or his target bonus for the fiscal year in which termination occurs. In the case of termination of employment for the reasons set forth above within 90 days prior to or 12 months following a change in control, Mr. Watson will be entitled to receive the foregoing benefits and all his equity awards will vest immediately in full and remain exercisable until the earlier of the end of the applicable option period or 180 days from his termination. Our total cost upon termination in such events would be $670,313 (or $1,072,500 in the case of a change in control) based upon his current base salary and non-equity incentive target compensation in fiscal year 2014. Mr. Watson is subject to a non-compete provision for a period of two years following termination of employment.

        Nicholas A. Meeks.    We entered into an employment agreement with Mr. Meeks on May 22, 2013 with an initial term ending on May 22, 2014 and automatic annual renewals. This agreement contains the provisions described below and other usual and customary provisions found in executive employment agreements. The agreement provides that he serves as our Senior Vice President and Chief Financial Officer throughout the term of the agreement; his base salary is $200,000 and is subject to annual adjustment at the discretion of the Compensation Committee. In fiscal year 2013, his base salary was $200,000, and effective May 20, 2014, the Compensation Committee increased Mr. Meeks' base salary to $225,000. If we terminate Mr. Meeks' employment for reasons other than good cause, death or continued disability or if Mr. Meeks terminates his employment for good reason, Mr. Meeks generally will be entitled to receive: (1) accrued but unpaid salary through his termination date; (2) reimbursement of expenses incurred prior to his termination date; and (3) an amount equal to 50% of the sum of (A) his annual base salary then in effect and (B) an amount equal to the higher of his bonus for the prior fiscal year or his target bonus for the fiscal year in which termination occurs. In the case of termination of employment for the reasons set forth above within 90 days prior to or 12 months following a change in control, Mr. Meeks will be entitled to receive the foregoing benefits and all his equity awards will immediately vest in full and remain exercisable until the earlier of the end of the applicable option period or 180 days from his termination. Our total cost upon termination in such events or in the case of a change in control would be $157,500 based upon his current base salary and non-equity incentive target compensation in fiscal year 2014. Mr. Meeks is subject to a non-compete provision for a period of two years following termination of employment.

        Matthew S. Seefeld.    Mr. Seefeld resigned from his position as our Senior Vice President, Solutions Strategy effective April 22, 2014. Mr. Seefeld did not receive any severance in connection with his resignation.

        Indemnification Agreements.    We also have entered into indemnification agreements with Messrs. Watson and Meeks. Each indemnification agreement provides that we will indemnify the covered individual to the full extent permitted by Delaware law. Each indemnification agreement also requires us to maintain directors and officers liability insurance coverage substantially equivalent to our current coverage, provided that the costs of maintaining such insurance does not become substantially disproportionate to the coverage obtained and that such insurance is reasonably available to us.

Summary Compensation

        The following table is a summary of certain information concerning the compensation earned by our Named Executive Officers for the fiscal years presented.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)		Option Awards(2) ($)	Stock Awards(2) ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation(3)(4)(5) ($)	Total ($)
Robert E. Watson	2013	325,000		307,548	—		200,000		15,139	847,687
Chief Executive Officer and	2012	275,000		32,618	—		200,000		15,204	522,822
President	2011	250,000		—	75,000	(6)	75,000	(6)	10,453	410,453
Nicholas A. Meeks(7) Senior Vice President and Chief Financial Officer	2013	183,147		300,900	—		20,139		11,226	515,412
Matthew S. Seefeld(8) Former Senior Vice President, Solutions Strategy	2013	310,112	(9)	—	—		25,000		—	335,112

(1)
Includes amounts contributed by the Named Executive Officers to our 401(k) plan.

(2)
The amounts included in the table above reflect the total grant date fair value and were determined in accordance with Financial Accounting Standards Board ASC Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in the footnotes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2014 filed with the SEC.

(3)
Does not include perquisites and other personal benefits, the aggregate amount of which with respect to each of the Named Executive Officers does not exceed $10,000 reported for the fiscal years presented.

(4)
Includes our matching contribution to the 401(k) plan equal to a 100% match on the first 4% of the employee's compensation which is available to all employees who participate in the plan.

(5)
Excludes group life insurance, health care insurance, employee stock purchase plan discounts, long-term disability insurance and similar benefits provided to all employees that do not discriminate in scope, terms or operations in favor of the Named Executive Officers.

(6)
Mr. Watson opted to have a portion of his non-equity incentive compensation in 2011 paid in restricted stock, which vested on the grant date, in lieu of cash. Accordingly, Mr. Watson received 45,454 shares of restricted stock. The shares of restricted stock were granted to him at a price of $1.65 per share.

(7)
Mr. Meeks became our Senior Vice President and Chief Financial Officer effective May 22, 2013. Mr. Meeks previously was Vice President of Financial Planning.

(8)
Mr. Seefeld resigned as our Senior Vice President, Solutions Strategy effective April 22, 2014.

(9)
Includes $110,112 in sales commissions.

Equity Compensation Information

Outstanding Equity Awards at 2013 Fiscal Year End

        The following table sets forth information with respect to the Named Executive Officers equity awards outstanding as of January 31, 2014.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares that Have Not Vested ($)
Robert E. Watson	25,000	75,000	(1)	6.90	4/21/2023		—	—
	250,000	—	(2)	2.00	1/31/2021		—	—
	90,000	60,000	(3)	3.00	1/31/2021		—	—
	29,166	20,834	(4)	2.00	4/3/2022		—	—
Nicholas A. Meeks	29,027	25,973	(5)	3.46	6/25/2022		—	—
	22,222	77,778	(6)	6.65	5/22/2023		—	—
Matthew S. Seefeld	69,444	—	(7)	1.65		(8)	—	—
	16,666	—	(7)	5.37		(9)	—	—

(1)
These options vest ratably monthly until they are fully vested on April 22, 2016.

(2)
These options vested in full on January 31, 2014.

(3)
These options vest ratably annually until they are fully vested on January 31, 2016.

(4)
These options vest ratably monthly until they are fully vested on April 4, 2015.

(5)
These options vest ratably monthly until they are fully vested on June 25, 2015.

(6)
These options vest ratably monthly until they are fully vested on May 22, 2016.

(7)
Mr. Seefeld resigned as our Senior Vice President, Solutions Strategy effective April 22, 2014, at which time unvested options to purchase (i) 22,223 shares of our common stock (from the grant of 100,000 options on December 7, 2011) were forfeited and (ii) 30,556 shares of our common stock (from the grant of 50,000 options on January 29, 2013) were forfeited.

(8)
These options must be exercised within 180 days of April 22, 2014, Mr. Seefeld's date of resignation.

(9)
These options must be exercised within 90 days of April 22, 2014, Mr. Seefeld's date of resignation.

Option Exercises and Stock Vested in 2013 Fiscal Year

        No shares of our common stock were acquired by any Named Executive Officer on exercise of outstanding option awards in fiscal year 2013. The Named Executive Officers did not have any restricted stock vest in fiscal year 2013.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table presents additional information regarding securities authorized for issuance under our equity compensation plans as of January 31, 2014:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,473,425	(1)	$5.38	339,828	(3)
Equity compensation plans not approved by security holders	830,982	(2)	$2.84	—	(4)

Total	2,304,407	(1)(2)	$4.46	339,828

(1)
Includes 1,473,425 options exercisable under the 2005 Plan and the Original 2013 Plan. Does not include outstanding shares of previously awarded restricted stock.

(2)
Options granted under inducement grants in accordance with NASDAQ Marketplace Rule 5635(c)(4). The terms and conditions of each inducement grant are similar to the terms and conditions of the stockholder-approved equity compensation plan in effect on the date of such inducement grant.

(3)
Includes 242,513 options or other share-based awards available under the Original 2013 Plan and 97,285 shares available under the ESPP as of January 31, 2014.

(4)
Our board of directors has not established any specific number of shares that could be issued without stockholder approval. Inducement grants to new key employees are determined on a case-by-case basis. Other than possible inducement grants, we expect that all equity awards will be made under stockholder-approved plans.

 DIRECTOR COMPENSATION

        We currently pay each of our non-employee directors the following fees for service on our board and committees: (i) an annual retainer of $10,000, (ii) $2,000 for each regularly scheduled board meeting attended in person, or $1,000 for a telephonic meeting, and (iii) $2,000 per day for each special meeting or committee meeting attended in person on days when there are no board meetings or $1,000 if these meetings are telephonic. In addition, committee chairmen are paid an annual retainer of $2,500, and the Chairman of the Board is paid an annual retainer of $35,000. The Chairman of the Board is not compensated for committee meeting fees. All annual retainers are paid immediately following the annual meeting of stockholders. Mr. Watson, as one of our officers, was not separately compensated for his service on our board of directors. See the Summary Compensation Table under "Executive Compensation—Summary Compensation" for information relating to Mr. Watson's compensation as our President and Chief Executive Officer. As a principal of Noro-Moseley, Mr. Moseley is not permitted to accept personal compensation for service on boards of directors of companies in which Noro-Moseley invests. Therefore, the meeting and retainers relating to Mr. Moseley's service as a director are paid directly to Noro-Moseley. In order to attract and retain high quality non-employee independent directors, we currently have a policy of allowing independent directors to accept a grant of restricted stock with a one-year vesting period, in equal value to all or a portion of their annual board fees, in lieu of cash.

        In addition, incumbent non-employee directors (other than the Chairman of the Board) are annually granted $30,000 in restricted stock with a one-year vesting period, which grant is made on the date of the annual meeting of stockholders. The Chairman of the Board is annually granted $45,000 in restricted stock with a one-year vesting period. These awards are pursuant to the 2013 Plan and are valued at the closing price of our common stock on the grant date. We believe that the awarding of restricted stock to directors is a necessary component of their total compensation, including their director fees, in order to align their interests with those of our stockholders. Our Compensation Committee and board of directors have allowed a limited exception to this policy in connection with Mr. Moseley's service as a director on our board to account for limitations on his ability to accept compensation for service as a director and in recognition that a grant of restricted stock to Noro-Moseley would not satisfy the intent of the board's policy. For so long as Mr. Moseley remains a director on our board, we will pay the $25,000 cash equivalent value to Noro-Moseley instead of issuing restricted stock.

        During the 2013 fiscal year, the directors were awarded the following number of shares of restricted stock: Michael K. Kaplan, 3,759 shares; Jonathan R. Phillips, 11,278 shares; Andrew L. Turner, 5,639 shares; Michael G. Valentine, 5,263 shares; and Edward J. VonderBrink, 3,759 shares.

 Director Compensation in 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	Option Awards(1)(3) ($)	Total ($)
Michael K. Kaplan(4)	24,000	25,000	—	49,000
Richard C. Levy, M.D.(5)	5,000	—	—	5,000
Jay D. Miller(5)	5,000	—	—	5,000
Allen S. Moseley(6)	—	—	—	—
Jonathan R. Phillips	7,000	75,000	—	82,000
Andrew L. Turner	11,500	37,500	—	49,000
Michael G. Valentine	12,000	35,000	—	47,000
Edward J. VonderBrink	25,220	25,000	—	50,220

(1)
The amounts included in the table above for Option Awards and Stock Awards reflect the total amount of the grant date fair value for options and restricted stock grants computed in accordance with Financial Accounting Standards Board ASC Topic 718.

(2)
The amounts shown include the value of shares of restricted stock granted to each of Messrs. Phillips and Turner in 2013 in lieu of paying their meeting fees in cash.

(3)
As of January 31, 2014, the aggregate number of shares of restricted stock outstanding for each director, as applicable, is as follows: Mr. Kaplan, 3,759, Mr. Phillips, 11,278, Mr. Turner, 5,639, Mr. Valentine, 5,263, and Mr. VonderBrink, 3,759. As of January 31, 2014, the aggregate number of options outstanding for each director, as applicable, is as follows: Mr. Phillips, 45,000; Mr. Turner, 35,000; Mr. Valentine, 0; and Mr. VonderBrink, 45,000.

(4)
Meeting and retainers relating to Mr. Kaplan's service as a director are paid on his behalf to his company, Altos Health Management.

(5)
The terms of Richard C. Levy, M.D. and Jay D. Miller expired at the 2013 Annual Meeting of Stockholders, and they did not stand for re-election at such meeting.

(6)
As described above, Mr. Moseley is not permitted to accept personal compensation for service on our board. A total of $50,000 was paid to Noro-Moseley relating to his service as a director in fiscal 2013.

        We also have entered into indemnification agreements with each of our directors. Each indemnification agreement provides that we will indemnify the covered individual to the full extent permitted by Delaware law. The indemnification agreement also requires that we maintain directors and officers liability insurance coverage substantially equivalent to our current coverage, provided that the costs of maintaining such insurance does not become substantially disproportionate to the coverage obtained and that such insurance is reasonably available to us.

        We have provided liability insurance for our directors and officers since 1996. The current policies expire on April 26, 2015. The annual cost of this coverage is $132,000. Upon expiration, we expect to renew or replace the current policies with at least equivalent coverage.

Compensation Committee Interlocks and Insider Participation

        The following non-employee independent directors served on the Compensation Committee during the 2013 fiscal year: Andrew L. Turner, Richard C. Levy, M.D., Jay D. Miller, Allen S. Moseley and Edward J. VonderBrink. No member of the Compensation Committee is or was an officer or employee of ours or any subsidiary of ours. None of our directors or Named Executive Officers serves on any board of directors or compensation committee that compensates any member of the Compensation Committee.

RELATED PARTY TRANSACTIONS

        Since February 1, 2012, there have been no related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

AUDIT COMMITTEE REPORT

        The Audit Committee, which operates under a charter approved by our board of directors and available through our web site at www.streamlinehealth.net/investors, oversees our financial reporting process on behalf of the board of directors. Our management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements that are included in our Annual Report on Form 10-K, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

        The Audit Committee is comprised of three independent non-employee directors and held six meetings during fiscal year 2013. The Audit Committee also met independently or as part of the whole board of directors to review with management each of our quarterly and annual consolidated financial statements filed on Form 10-Q or Form 10-K, prior to the filing of those reports with the SEC. The Audit Committee reviewed with KPMG, our independent registered public accounting firm for fiscal year 2013, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with standards of the Public Company Accounting Oversight Board ("PCAOB"), their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In particular, the Audit Committee has discussed with KPMG those matters required to be discussed by Auditing Standard No. 16, "Communication with Audit Committees." KPMG also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered accountant's communications with the audit committee concerning independence, and the Audit Committee discussed the independent registered public accounting firms' independence with the auditors themselves.

        The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board of directors approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2014 as filed with the SEC.

        In connection with the audit of our fiscal year 2014 consolidated financial statements, we entered into an audit engagement agreement with KPMG which sets forth the terms by which KPMG would perform the audit services for us. That agreement is subject to alternative dispute resolution procedures. The Audit Committee has determined that the terms and conditions of the KPMG audit engagement agreement are similar to other registered public accounting firms, and a common business practice between companies and their audit firms. Although the provisions of the audit engagement agreement limit our ability to sue KPMG by providing for exclusive dispute resolution procedures, we do not believe that such provisions limit our ability to recover from the firm.

The Audit Committee
Edward J. VonderBrink, Chairman Allen S. Moseley Michael G. Valentine

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        On April 22, 2013, KPMG was engaged as our independent registered public accounting firm effective May 1, 2013. Prior to that time, including for the fiscal year ended January 31, 2013, BDO served as our independent registered public accounting firm. A representative of KPMG is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Change in Independent Registered Public Accounting Firm

        On April 22, 2013, the Audit Committee approved the engagement of KPMG as our independent registered public accounting firm for the fiscal year ended January 31, 2014 and the dismissal and replacement of BDO as our independent registered public accounting firm. KPMG's engagement as our independent registered public accounting firm commenced on May 1, 2013. The dismissal of BDO was effective on April 30, 2013. The decision to change auditors was the result of a competitive process.

        During the fiscal years ended January 31, 2013 and January 31, 2012 and through April 26, 2013, neither we nor anyone on our behalf consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

        The reports of BDO on our consolidated financial statements for the fiscal years ended January 31, 2013 and January 31, 2012 did not contain an adverse opinion or disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the fiscal years ended January 31, 2013 and January 31, 2012 and through April 26, 2013, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years.

        During the fiscal years ended January 31, 2013 and January 31, 2012 and through April 26, 2013, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

        We provided BDO with a copy of the above disclosures and requested that BDO furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of BDO's letter dated April 26, 2013 was attached as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 26, 2013.

Independent Registered Public Accounting Firm Fees

        The following table sets forth the aggregate fees for the 2013 fiscal year billed by KPMG and for the 2012 fiscal year billed by BDO for audit and other services approved by the Audit Committee.

	2013	2012
Audit Fees	$1,331,000	$275,000
Audit-Related Fees	—	—
Tax Fees	—	15,000
All Other Fees	—	—

Total Fees	$1,331,000	$290,000

        Fees represented in the "Audit Fees" category include fees for audit work performed in the preparation of the consolidated financial statements and internal control over financial reporting, as well as in connection with our Montefiore Medical Center transaction, our acquisition of Meta Health Technology, Inc., and our November 2013 and August 2012 securities offerings. In 2012, we also engaged BDO to provide tax consulting and compliance services.

Audit Committee's Pre-Approval Policies and Procedures

        All audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG and BDO was compatible with the maintenance of those firms' independence in the conduct of their auditing functions. The Audit Committee's outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.

OTHER SECURITIES FILINGS

        The information contained in this Proxy Statement under the heading "Audit Committee Report" is not, and should not be deemed to be, incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that purport to incorporate by reference other SEC filings made by us, in whole or in part, including this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who beneficially own more than 10% of any class of our equity securities, who collectively we refer to as "insiders," to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the company. Our insiders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

        Based solely on a review of the copies of the forms furnished to us, we believe that during the 2013 fiscal year our insiders complied with all applicable filing requirements, except that Mr. Nelli made two late filings reporting his initial statement of beneficial ownership and one transaction, Herbert P. Larsen made three late filings reporting his initial statement of beneficial ownership and an aggregate of two transactions, Stephen H. Murdock made one late filing reporting one transaction, Matthew S. Seefeld made three late filings reporting an aggregate of 49 transactions; Gary M. Winzenread made one late filing reporting one transaction, Michael A. Schiller made three late filings reporting an aggregate of three transactions; Ray Cross made two late filings reporting his initial statement of beneficial ownership and an aggregate of 23 transactions, Ms. Zelnio made one late filing reporting one transaction; Mr. Phillips made one late filing reporting one transaction; Mr. Valentine made one late filing reporting one transaction, Mr. VonderBrink made one late filing reporting one transaction, Mr. Turner made one late filing reporting one transaction; Mr. Kaplan made one late filing reporting one transaction, Richard C. Levy made two late filings reporting an aggregate of two transactions, Jay D. Miller made two late filings reporting an aggregate of two transactions, Noro-Moseley Partners VI, L.P. made one late filing reporting one transaction, Mr. Meeks made one late filing reporting one transaction and Mr. Kennedy made one late filing reporting one transaction.

OTHER BUSINESS

        Our board of directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. We have not been informed by any of our stockholders of any intention to propose any other matter to be acted upon at the Annual Meeting. The persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any other business as may properly come before the Annual Meeting. As to any such other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2014, as filed with the SEC, will be mailed without charge to any beneficial owner of our common stock, upon request. Requests for Annual Reports on Form 10-K should be addressed to: Investor Relations, Streamline Health Solutions, Inc., 1230 Peachtree St. NE, Suite 600, Atlanta, Georgia 30309. The Form 10-K includes certain exhibits. Copies of the exhibits will be provided only upon receipt of payment covering our reasonable expenses for such copies. The Form 10-K and exhibits may also be obtained from our website, www.streamlinehealth.net on the "investors" page, or directly from the SEC's website, www.sec.gov.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

        Stockholder proposals intended for inclusion in our proxy statement and form of proxy relating to our 2015 Annual Meeting of Stockholders must be received by us not later than March 26, 2015. Such proposals should be sent to the Corporate Secretary, Streamline Health Solutions, Inc., 1230 Peachtree Street NE, Suite 600, Atlanta, Georgia 30309. The inclusion of any proposal will be subject to applicable rules of the SEC, including Rule 14a-8 under the Exchange Act, and timely submission of a proposal does not guarantee its inclusion in our proxy statement.

        Any stockholder who intends to propose any other matter to be acted upon at the 2015 Annual Meeting of Stockholders must do so in accordance with our bylaws. Under our bylaws, director nominations and other business may be brought at an Annual Meeting of Stockholders only by or at the direction of our board of directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our bylaws as in effect from time to time. To be timely under our bylaws as now in effect, a stockholder notice must be delivered or mailed to our Corporate Secretary at our principal executive offices not less than 90 days prior to the first anniversary of the preceding year's Annual Meeting of Stockholders. Stockholder proposals for the 2015 Annual Meeting of Stockholders, other than proposals intended for inclusion in our proxy statement as set forth in the preceding paragraph, must be received by May 21, 2015. However, in the event that the date of the 2015 Annual Meeting of Stockholders is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received no later than the later of 90 days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was made. Please refer to the full text of our advance notice bylaw provisions for additional information and requirements.

        Only such proposals as are (1) required by the rules of the SEC, and (2) permissible under the Delaware General Corporation Law will be included on the 2015 Annual Meeting of Stockholders agenda.

* * * * *

        ALL STOCKHOLDERS ARE URGED TO VOTE. SEE "GENERAL INFORMATION—VOTING METHODS" FOR MORE INFORMATION ON YOUR VOTING OPTIONS.

THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

By Order of the Board of Directors,

Jonathan R. Phillips Chairman of the Board

Atlanta, Georgia
July 21, 2014

 Appendix A

        STREAMLINE HEALTH SOLUTIONS, INC.

AMENDED AND RESTATED

2013 STOCK INCENTIVE PLAN

(As Amended and Restated Effective March 28, 2014)

 STREAMLINE HEALTH SOLUTIONS, INC.

AMENDED AND RESTATED

2013 STOCK INCENTIVE PLAN

(As Amended and Restated Effective March 28, 2014)

1.     Definitions

        In addition to other terms defined herein or in an Award Agreement, the following terms shall have the meanings given below:

        (a)   Administrator means the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

        (b)   Affiliate means any Parent or Subsidiary of the Company, and also includes any other business entity which is controlled by, under common control with or controls the Company; provided, however, that the term "Affiliate" shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws if and to the extent required.

        (c)   Applicable Law means any applicable laws, rules or regulations (or similar guidance), including but not limited to the Securities Act, the Exchange Act, the Code and the listing or other rules of any applicable stock exchange.

        (d)   Award means, individually or collectively, a grant under the Plan of an Option (including an Incentive Option or a Nonqualified Option); a Stock Appreciation Right (including a Related SAR or a Freestanding SAR); a Restricted Award (including a Restricted Stock Award or a Restricted Unit Award); a Performance Award (including a Performance Share Award or a Performance Unit Award); a Phantom Stock Award, an Other Stock-Based Award; a Dividend Equivalent Award; and/or any other award granted under the Plan.

        (e)   Award Agreement means an award agreement (which may be in written or electronic form, in the Administrator's discretion, and which includes any amendment or supplement thereto) between the Company and a Participant specifying the terms, conditions and restrictions of an Award granted to the Participant. An Award Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock or any other benefit underlying an Award, as may be established by the Administrator.

        (f)    Base Price means, with respect to an SAR, the initial price assigned to the SAR.

        (g)   Board or Board of Directors means the Board of Directors of the Company.

        (h)   Cause means, unless the Administrator determines otherwise, a Participant's termination of employment or service resulting from the Participant's (i) termination for "Cause" (or term of similar meaning) as defined under the Participant's employment, change of control, consulting or other agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any such agreement (or, if any such agreement does not define "Cause" or similar term), then the Participant's termination shall be for "Cause" if termination results due to the Participant's (A) dishonesty; (B) failure to perform his duties for the Company or an Affiliate; or (C) engaging in fraudulent conduct or conduct that could be materially damaging to the Company without a reasonable good faith belief that such conduct was in the best interest of the Company. The determination of "Cause" shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and an Award, a Participant's employment or service shall be deemed to have terminated for Cause if, after the Participant's employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

        (i)    A Change of Control shall (except as may be otherwise provided in an individual Award Agreement or as may be otherwise required, if at all, under Code Section 409A) be deemed to have occurred on the earliest of the following dates:

            (i)  The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the total voting power of the Company's then outstanding voting stock;

           (ii)  The date of the consummation of (A) a merger, consolidation or reorganization of the Company (or similar transaction involving the Company), in which the holders of the Common Stock immediately prior to the transaction have voting control over less than fifty-one percent (51%) of the voting securities of the surviving corporation immediately after such transaction, or (B) the sale or disposition of all or substantially all the assets of the Company; or

          (iii)  The date there shall have been a change in a majority of the Board of Directors of the Company within a 12-month period unless the nomination for election by the Company's stockholders of each new Director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period.

  (For the purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Company, a Subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any Subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

  For the purposes of clarity, a transaction shall not constitute a Change of Control if its principal purpose is to change the state of the Company's incorporation or create a holding company that would be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction or is another transaction of other similar effect.

  Notwithstanding the preceding provisions of Section 1(i), in the event that any Awards granted under the Plan are deemed to be deferred compensation subject to (and not exempt from) the provisions of Code Section 409A, then distributions related to such Awards to be made upon a Change of Control may be permitted, in the Administrator's discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Company; (B) a change in effective control of the Company; or (C) a change in the ownership of a substantial portion of the assets of the Company.

  The Administrator shall have full and final authority, in its discretion (subject to any Code Section 409A considerations), to determine whether a Change of Control of the Company has occurred, the date of the occurrence of such Change of Control and any incidental matters relating thereto.

        (j)    Code means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

        (k)   Committee means the Compensation Committee of the Board or other committee of the Board which may be appointed to administer the Plan in whole or in part.

        (l)    Common Stock means the Company's common stock, $0.01 par value, or any successor securities thereto.

        (m)  Company means Streamline Health Solutions, Inc., a Delaware corporation, together with any successor thereto.

        (n)   Covered Employee shall have the meaning given the term in Code Section 162(m).

        (o)   Director means a member of the Board or of the board of directors of an Affiliate.

        (p)   Disability shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, have the meaning given in any Award Agreement, employment agreement, change of control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define "Disability"), "Disability" shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have authority to determine if a Disability has occurred.

        (q)   Displacement shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, be as defined in any Award Agreement, employment agreement, change of control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define "Displacement"), "Displacement" shall mean the termination of the Participant's employment or service due to the elimination of the Participant's job or position without fault on the part of the Participant. The Administrator shall have authority to determine if a Displacement has occurred.

        (r)   Dividend Equivalent Awards shall mean a right granted to a Participant pursuant to Section 13 to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on Common Stock.

        (s)   Effective Date means the effective date of the Plan, as provided in Section 4.

        (t)    Employee means any person who is an employee of the Company or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Company or an Affiliate the legal and bona fide relationship of employer and employee (taking into account Code Section 409A considerations if and to the extent applicable); provided, however, that, with respect to Incentive Options, "Employee" means any person who is considered an employee of the Company or any Parent or Subsidiary for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

        (u)   Exchange Act means the Securities Exchange Act of 1934, as amended.

        (v)   Fair Market Value per share of the Common Stock shall be established in good faith by the Administrator and, unless otherwise determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on The NASDAQ Stock Market ("Nasdaq") or another national or regional stock exchange, the Fair Market Value shall be the closing sales price per share of the shares on Nasdaq or other principal stock exchange on which such securities are listed on the date an Option is granted or other determination is made (such date of determination being referred to herein as a "valuation date"), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on Nasdaq or another stock exchange but are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the valuation date, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the valuation date (or, if no such prices were reported on that date, on the last preceding date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate. Notwithstanding the foregoing, (i) with respect to the grant of Incentive Options, the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code Section 422; and (ii) Fair Market Value shall be determined in accordance with Code Section 409A if and to the extent required.

        (w)  Freestanding SAR means an SAR that is granted without relation to an Option, as provided in Section 8.

        (x)   Good Reason means, unless the Administrator determines otherwise, in the context of a Change of Control, a Participant's termination of employment or service resulting from the Participant's (i) termination for "Good Reason" (or term of similar meaning) as defined under the Participant's employment, change of control, consulting or other agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any agreement (or, if any such agreement does not define "Good Reason" or similar term), then a Participant's termination shall be for "Good Reason" if termination results due to any of the following without the Participant's consent: (A) a material reduction in the Participant's base salary as in effect immediately prior to the date of the Change of Control, or (B) the assignment to the Participant of duties or responsibilities materially inconsistent with, or a material diminution in, the Participant's position, authority, duties or responsibilities as in effect immediately prior to the Change of Control. Notwithstanding the foregoing, with respect to Directors, unless the Administrator determines otherwise, a Director's termination from service on the Board shall be for "Good Reason" if the Participant ceases to serve as a Director, or, if the Company is not the surviving company in the Change of Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant's failure to be nominated to serve as a director of such entity or the Participant's failure to be elected to serve as a director of such entity, but not due to the Participant's decision not to continue service on the Board of Directors of the Company or the board of directors of the surviving entity, as the case may be. An event or condition that would otherwise constitute "Good Reason" shall constitute Good Reason only if the Company fails to rescind or cure such event or condition within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason, and Good Reason shall cease to exist for any event or condition described herein on the 60th day following the later of the occurrence or the Participant's knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date. The determination of "Good Reason" shall be made by the Administrator and its determination shall be final and conclusive.

        (y)   Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422.

        (z)   Independent Contractor means an independent contractor, consultant or advisor providing services (other than capital-raising services) to the Company or an Affiliate.

        (aa)     Nonqualified Option means an Option granted under Section 7 that is not intended to qualify (or does not qualify) as an incentive stock option under Code Section 422.

        (bb)    Option means a stock option granted under Section 7 that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the Option Price, and subject to such terms and conditions, as may be set forth in the Plan or an Award Agreement or established by the Administrator.

        (cc)     Option Period means the term of an Option, as provided in Section 7(d).

        (dd)    Option Price means the price at which an Option may be exercised, as provided in Section 7(b).

        (ee)     Other Stock-Based Award means a right, granted to a Participant under Section 12, that relates to or is valued by reference to shares of Common Stock or other Awards relating to shares of Common Stock.

        (ff)      Parent shall mean a "parent corporation," whether now or hereafter existing, as defined in Code Section 424(e).

        (gg)     Participant means an individual who is an Employee employed by, or a Director or Independent Contractor providing services to, the Company or an Affiliate who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Award under the Plan.

        (hh)    Performance Award means a Performance Share Award and/or a Performance Unit Award, as provided in Section 10.

         (ii)  Performance Measures mean one or more performance factors which may be established by the Administrator with respect to an Award. Performance factors may be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its discretion may deem appropriate; provided, however, that, if and to the extent required under Code Section 162(m) with respect to Awards granted to Covered Employees that are intended to qualify as "performance-based compensation" under Code Section 162(m), such performance factors shall be objective and shall be based upon one or more of the following criteria (as determined by the Administrator in its discretion): (i) revenues or sales; (ii) gross margins; (iii) earnings per share; (iv) net bookings; (v) product production or shipments; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) book value per share; (x) return on stockholders' equity; (xi) return on investment; (xii) return on capital; (xiii) improvements in capital structure; (xiv) expense management; (xv) operating margins; (xvi) maintenance or improvement of gross margins or operating margins; (xvii) stock price or total stockholder return; (xviii) market share; (xix) profitability; (xx) costs; (xxi) cash flow or free cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic wealth created, and/or (xxv) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, management of litigation, management of information technology, goals relating to acquisitions or divestitures of products, product lines, subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy. In addition, with respect to Participants who are not Covered Employees, the Administrator may approve performance objectives based on other criteria, which may or may not be objective. To the extent that Code Section 162(m) is applicable, the Administrator shall, within the time and in the manner prescribed by Code Section 162(m), define in an objective fashion the manner of calculating the Performance Measures it selects to use for Covered Employees during any specific performance period. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its divisions, units, partnerships, joint ventures or minority investments, facilities, product lines or products or any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria may be established at such levels and on such terms as the Administrator may determine, in its discretion, including but not limited to on an absolute basis, in relation to performance in a prior performance period, and/or relative to one or more peer group companies or indices, or any combination thereof. Such performance factors may be adjusted or modified due to extraordinary items, transactions, events or developments, or in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to, or in anticipation of, changes in Applicable Law, accounting principles or business conditions, in each case as determined by the Administrator (subject to any Code Section 162(m) restrictions applicable to Covered Employees for compensation that is intended to qualify as "performance-based compensation" under Code Section 162(m)).

        (jj)      Performance Share means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

        (kk)    Performance Unit means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

        (ll)      Phantom Stock Award means an Award granted under Section 11, entitling a Participant to a payment in cash, shares of Common Stock or a combination of cash and Common Stock (as determined by the Administrator), following the completion of the applicable vesting period and compliance with the terms of the Plan and other terms and conditions established by the Administrator. The unit value of a Phantom Stock Award shall be based on the Fair Market Value of a share of Common Stock.

        (mm)  Plan means the Streamline Health Solutions, Inc. Amended and Restated 2013 Stock Incentive Plan (As Amended and Restated Effective March 28, 2014), as it may be hereafter amended and/or restated.

        (nn)    Prior Plan means the Streamline Health Solutions, Inc. (formerly, the LanVision Systems, Inc.) 2005 Incentive Compensation Plan, as amended.

        (oo)    Related SAR means an SAR granted under Section 8 that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

        (pp)    Restricted Award means a Restricted Stock Award and/or a Restricted Stock Unit Award, as provided in Section 9.

        (qq)    Restricted Stock Award means shares of Common Stock granted to a Participant under Section 9. Shares of Common Stock subject to a Restricted Stock Award shall cease to be restricted when, in accordance with the terms of the Plan and the terms and conditions established by the Administrator, the shares vest and become transferable and free of substantial risks of forfeiture.

        (rr)     Restricted Stock Unit means a Restricted Award granted to a Participant pursuant to Section 9 which is settled, if at all, (i) by the delivery of one share of Common Stock for each Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, or (iii) in a combination of cash and shares equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, as determined by the Administrator. A Restricted Stock Unit represents the promise of the Company to deliver shares of Common Stock, cash or a combination thereof, as applicable, at the end of the applicable restriction period if and only to the extent the Award vests and ceases to be subject to forfeiture, subject to compliance with the terms of the Plan and Award Agreement and any terms and conditions established by the Administrator.

        (ss)     Retirement shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, have the meaning given in an Award Agreement, employment agreement, change in control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define "Retirement"), then "Retirement" shall, unless the Administrator determines otherwise, mean retirement in accordance with the retirement policies and procedures established by the Company. The Administrator shall have authority to determine if a Retirement has occurred.

        (tt)      SAR means a stock appreciation right granted under Section 8 entitling the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Base Price, subject to the terms of the Plan and Award Agreement and any other terms and conditions established by the Administrator. References to "SARs" include both Related SARs and Freestanding SARs, unless the context requires otherwise.

        (uu)    Securities Act means the Securities Act of 1933, as amended.

        (vv)     Subsidiary shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Code Section 424(f).

        (ww)   Termination Date means the date of termination of a Participant's employment or service for any reason, as determined by the Administrator.

2.     Purpose

        The purposes of the Plan are to encourage and enable selected Employees, Directors and Independent Contractors of the Company and its Affiliates to acquire or to increase their holdings of Common Stock and other equity-based interests in the Company in order to promote a closer identification of their interests with those of the Company and its stockholders, and to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends. These purposes may be carried out through the granting of Awards to selected Participants, including the granting of Options in the form of Incentive Stock Options and/or Nonqualified Options; SARs in the form of Freestanding SARs and/or Related SARs; Restricted Awards in the form of Restricted Stock Awards and/or Restricted Stock Units; Performance Awards in the form of Performance Shares and/or Performance Units; Phantom Stock Awards; Other Stock-Based Awards; and/or Dividend Equivalent Awards.

3.     Administration of the Plan

        (a)   The Plan shall be administered by the Board of Directors of the Company or, upon its delegation, by the Committee (or a subcommittee thereof). To the extent required under Rule 16b-3 adopted under the Exchange Act, the Committee shall be comprised solely of two or more "non-employee directors," as such term is defined in Rule 16b-3, or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Code Section 162(m), the Plan shall be administered by a committee comprised of two or more "outside directors" (as such term is defined in Code Section 162(m)) or as may otherwise be permitted under Code Section 162(m). In addition, Committee members shall qualify as "independent directors" under applicable stock exchange rules if and to the extent required.

        (b)   Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of Award Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, Awards and Award Agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. In addition, (i) the Administrator shall have the authority, in its sole discretion but subject to Section 3(d) herein, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient; and (ii) the Administrator may in its sole discretion modify or extend the terms and conditions for exercise, vesting or earning of an Award (in each case, taking into account any Code Section 409A considerations). The Administrator may determine that a Participant's rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of policies of the Company or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate, and/or other circumstances where such reduction, cancellation, forfeiture or recoupment is required by Applicable Law. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with Applicable Law, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. All determinations of the Administrator with respect to the Plan and any Award or Award Agreement will be final and binding on the Company and all persons having or claiming an interest in any Award granted under the Plan. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner and to the fullest extent provided in the Company's certificate of incorporation and/or bylaws and/or pursuant to Applicable Law.

        (c)   Notwithstanding the other provisions of Section 3, the Administrator may delegate to one or more officers of the Company the authority to grant Awards to eligible Participants, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) with respect to such Awards (subject to any restrictions imposed by Applicable Law and such terms and conditions as may be established by the Administrator); provided, however, that, if and to the extent required by Section 16 of the Exchange Act or Code Section 162(m), the Participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Company within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a Covered Employee as defined under Code Section 162(m). To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3(c) to one or more officers of the Company, references to the "Administrator" shall include references to such officer(s) and/or subcommittee, subject, however, to the requirements of the Plan, Rule 16b-3, Code Section 162(m) and other Applicable Law.

        (d)   Notwithstanding the other provisions of Section 3, Awards granted to an Employee under the Plan shall be subject to a minimum vesting period of three years (which may include installment vesting within such three-year period as determined by the Administrator) or one year if the vesting is based on performance criteria other than continued service; provided, however, that (i) the Administrator may provide for acceleration of vesting of all or a portion of an Award in the event of a Participant's death, Disability or Retirement, or upon the occurrence of a Change of Control of the Company; (ii) the Administrator may provide for the grant of an Award without a minimum vesting period or may accelerate the vesting of all or a portion of an Award for any reason, but only with respect to Awards for no more than an aggregate of ten percent (10%) of the total number of shares of Common Stock authorized for issuance under the Plan pursuant to Section 5(a) herein, upon such terms and conditions as the Administrator shall determine; (iii) the Administrator also may provide for the grant of Awards that have different vesting terms in the case of Awards that are substituted for other equity awards in connection with mergers, consolidations or other similar transactions, Awards that are granted as an inducement to be employed by the Company or an Affiliate or to replace forfeited awards from a former employer, or Awards that are granted in exchange for foregone cash compensation; and (iv) the Administrator may grant Other Stock-Based Awards pursuant to Section 12 without minimum vesting requirements.

4.     Effective Date

        The Effective Date of the Plan shall be March 28, 2014 (the "Effective Date"). Subject to Section 19(o), Awards may be granted on or after the Effective Date, but no Awards may be granted after May 31, 2023. Awards that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board pursuant to Section 16(a)) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Award Agreement.

5.     Shares of Stock Subject to the Plan; Award Limitations

        (a)    Shares of Stock Subject to the Plan:    Subject to adjustments as provided in Section 5(d), the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed the sum of (i) 2,000,000 shares, plus (ii) the number of shares remaining available for issuance as of the Effective Date under the Prior Plan (that is, shares not subject to outstanding awards under the Prior Plan nor delivered from the shares reserved under the Prior Plan), plus (iii) the number of shares that become available under the Prior Plan after the Effective Date of the Plan pursuant to forfeiture, termination, lapse or satisfaction of a Prior Plan award in cash or property other than shares of Common Stock. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

        (b)    Award Limitations:    Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 5(d):

            (i)  If and to the extent required under Code Section 162(m), in any 12-month period, no Participant may be granted Options and SARs that are not related to an Option for more than 200,000 shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of the Common Stock on the date of grant of an Award);

           (ii)  If and to the extent required under Code Section 162(m), in any 12-month period, no Participant may be granted Awards other than Options or SARs that are settled in shares of Common Stock for more than 50,000 shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of the Common Stock on the date of grant of an Award).

  (For purposes of Section 5(b)(i) and (ii), an Option and Related SAR shall be treated as a single Award.)

        (c)    Shares Not Subject to Limitations:    The following will not be applied to the share limitations of Section 5(a) above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Awards; (ii) Awards which are settled in cash rather than the issuance of shares; and (iii) any shares subject to an Award if the Award is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares underlying the Award or any shares subject to an Award which shares are forfeited to, or repurchased or reacquired by, the Company. Further, (i) shares issued under the Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving the Company acquiring another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan; and (ii) available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan (subject to applicable stock exchange listing requirements) and will not reduce the maximum number of shares available under the Plan.

        (d)    Adjustments; Right to Issue Additional Securities:    If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Company, or if the Board of Directors of the Company declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Company affecting the Common Stock (excluding conversion of convertible securities by the Company and/or the exercise of warrants by their holders), then the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may otherwise be advisable. Nothing in the Plan, an Award or an Award Agreement shall limit the ability of the Company to issue additional securities (including but not limited to the issuance of other options or other derivative securities, warrants, additional shares or classes of Common Stock, preferred stock and/or other convertible securities).

6.     Eligibility

        An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

        (a)   The individual is either (i) an Employee, (ii) a Director or (iii) an Independent Contractor.

        (b)   With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under Section 6, is an Employee of the Company or a Parent or Subsidiary and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary. Notwithstanding the foregoing, an Employee who owns more than 10% of the total combined voting power of the Company or a Parent or Subsidiary may be granted an Incentive Option if the Option Price is at least 110% of the Fair Market Value of the Common Stock, and the Option Period does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Code Section 424(d).

        (c)   With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar transaction involving the Company or an Affiliate, the recipient is otherwise eligible to receive the Award and the terms of the award are consistent with the Plan and Applicable Law (including, to the extent necessary, the federal securities laws registration provisions, Code Section 409A and Code Section 424(a)).

        (d)   The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Award shall be granted (as defined above, a "Participant").

7.     Options

        (a)    Grant of Options:    Subject to the limitations of the Plan, the Administrator may in its discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the Company or a Parent or Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.

        (b)    Option Price:    The Option Price per share at which an Option may be exercised shall be established by the Administrator and stated in the Award Agreement evidencing the grant of the Option and shall be no less than 100% of the Fair Market Value per share of the Common Stock as determined on the date the Option is granted (or 110% of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)). Further, (i) in no event shall the Option Price per share of any Option be less than the par value, if any, per share of the Common Stock; and (ii) notwithstanding the preceding sentence, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity in a merger or similar transaction with an Option Price not equal to 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a).

        (c)    Date of Grant:    An Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on such other date as may be established by the Administrator in accordance with Applicable Law.

        (d)    Option Period and Limitations on the Right to Exercise Options:

            (i)  The Option Period shall be determined by the Administrator at the time the Option is granted and shall be stated in the Award Agreement. The Option Period shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and the terms and conditions pursuant to which, an Option may vest and become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan (including but not limited to Section 3(d) herein).

           (ii)  An Option may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. Unless an Award Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:

            A.    By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator;

            B.    By shares of Common Stock withheld upon exercise;

            C.    By delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Option Price;

            D.    By such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Law; or

            E.    By any combination of the foregoing methods.

          Shares delivered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator or its designee.

          (iii)  The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise an Option following termination of the Participant's employment or service with the Company. Such rights, if any, shall be subject to the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all Options issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination of employment or service. Subject to the provisions of Section 3(d) herein, the Administrator also shall have authority, in its sole discretion (taking into account any Code Section 409A considerations), to accelerate the date for exercising all or any part of an Option which was not otherwise vested and exercisable, extend the period during which an Option may be exercised, modify the other terms and conditions of exercise, or any combination of the foregoing.

        (e)    Notice of Disposition:    If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

        (f)    Limitation on Incentive Options:    In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Company or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000; provided that, if such limit is exceeded, then the first $100,000 of shares to become exercisable in such calendar year will be Incentive Options and the Options (or portion thereof) for shares with a value in excess of $100,000 that first became exercisable in that calendar year will be Nonqualified Options. In the event the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limitation on the Fair Market Value of shares permitted to be subject to Incentive Options, then such different limit shall be automatically incorporated herein. To the extent that any Incentive Options are first exercisable by a Participant in excess of the limitation described herein, the excess shall be considered a Nonqualified Option.

        (g)    Nontransferability of Options:    Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession or, in the Administrator's discretion, such transfers as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or Treas. Reg. Section 1.421-2(c) or any successor provisions thereto.

Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding, an Option shall be exercisable during the Participant's lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

8.     Stock Appreciation Rights

        (a)    Grant of SARs:    Subject to the limitations of the Plan, the Administrator may in its discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an Option (a "Related Option") with respect to all or a portion of the shares of Common Stock subject to the Related Option (a "Related SAR") or may be granted separately to an eligible individual (a "Freestanding SAR"). The Base Price per share of an SAR shall be no less than 100% of the Fair Market Value per share of the Common Stock on the date the SAR is granted. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed SARs of an acquired entity in a merger or similar transaction with a Base Price per share not equal to at least 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a). An SAR shall be considered to be granted on the date that the Administrator acts to grant the SAR, or on such other date as may be established by the Administrator in accordance with Applicable Law.

        (b)    Related SARs:    A Related SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option. The Base Price of a Related SAR shall be equal to the Option Price of the Related Option. A Related SAR that is related to an Incentive Option may be exercised only to the extent that the Related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the Related Option.

        (c)    Exercise of SARs:

            (i)  Subject to the terms of the Plan (including but not limited to Section 3(d) herein), SARs shall be vested and exercisable in whole or in part upon such terms and conditions as may be established by the Administrator. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

           (ii)  SARs may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. Unless the Administrator determines otherwise, the date of exercise of an SAR shall mean the date on which the Company shall have received proper notice from the Participant of the exercise of such SAR.

          (iii)  The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise an SAR following termination of the Participant's employment or service with the Company. Such rights, if any, shall be determined in the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all SARs issued pursuant to this Section 8, and may reflect distinctions based on the reasons for termination of employment or service. Subject to the provisions of Section 3(d) herein, the Administrator also may, in its sole discretion (taking into account any Code Section 409A considerations), accelerate the date for exercising all or any part of an SAR which was not otherwise exercisable on the Termination Date, extend the period during which an SAR may be exercised, modify the terms and conditions to exercise, or any combination of the foregoing.

        (d)    Payment Upon Exercise:    Subject to the limitations of the Plan, upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the Base Price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. The consideration payable upon exercise of an SAR shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock, as determined by the Administrator.

        (e)    Nontransferability:    Unless the Administrator determines otherwise, SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers (other than of SARs that are related to Incentive Options) if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, SARs may be exercised during the Participant's lifetime only by him or her or by his or her guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

9.     Restricted Awards

        (a)    Grant of Restricted Awards:    Subject to the limitations of the Plan, the Administrator may in its discretion grant Restricted Awards to such individuals, for such numbers of shares of Common Stock, upon such terms and at such times as the Administrator shall determine. Such Restricted Awards may be in the form of Restricted Stock Awards and/or Restricted Stock Units that are subject to certain conditions, which conditions must be met in order for the Restricted Award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted Stock Awards shall be payable in shares of Common Stock. Restricted Stock Units shall be payable in cash or shares of Common Stock, or partly in cash and partly in shares of Common Stock, in accordance with the terms of the Plan and the discretion of the Administrator. The Administrator shall (subject to the provisions of Section 3(d) herein) determine the nature, length and starting date of the period, if any, during which a Restricted Award may be earned (the "Restriction Period"), and shall determine the conditions which must be met in order for a Restricted Award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time, a combination of attainment of performance objectives and continued service, Retirement, Displacement, Disability, death or any combination of such conditions. In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator shall determine the Performance Measures applicable to such Restricted Awards (subject to Section 1(ii)).

        (b)    Vesting of Restricted Awards:    Subject to the terms of the Plan (and taking into account any Code Section 162(m) and/or 409A considerations), (i) the Administrator shall have sole authority to determine whether and to what degree Restricted Awards have vested and been earned and are payable and to establish and interpret the terms and conditions of Restricted Awards, and (ii) the Administrator, in its sole discretion, may (subject to the provisions of Section 3(d)) accelerate the date that any Restricted Award granted to a Participant shall be deemed to be vested or earned in whole or in part, without any obligation to accelerate such date with respect to other Awards granted to any Participant.

        (c)    Termination of Employment or Service; Forfeiture:    Unless the Administrator determines otherwise, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Restricted Award has not vested or been earned pursuant to the terms of the Plan and related Award

Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

        (d)    Share Certificates; Escrow:    Unless the Administrator determines otherwise, a certificate or certificates representing the shares of Common Stock subject to a Restricted Stock Award shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) after the Award has been granted. Notwithstanding the foregoing, the Administrator may require that (i) a Participant deliver the certificate(s) (or other instruments) for such shares to the Administrator or its designee to be held in escrow until the Restricted Stock Award vests and is no longer subject to a substantial risk of forfeiture (in which case the shares will be promptly released to the Participant) or is forfeited (in which case the shares shall be returned to the Company); and/or (ii) a Participant deliver to the Company a stock power, endorsed in blank (or similar instrument), relating to the shares subject to the Restricted Stock Award which are subject to forfeiture. Unless the Administrator determines otherwise, a certificate or certificate representing shares of Common Stock issuable pursuant to a Restricted Stock Unit shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) promptly after the Award (or portion thereof) has vested and is distributable.

        (e)    Nontransferability:    Unless the Administrator determines otherwise, Restricted Awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and the recipient of a Restricted Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the Restriction Period has expired and until all conditions to vesting have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

10.   Performance Awards

        (a)    Grant of Performance Awards:    Subject to the terms of the Plan, the Administrator may in its discretion grant Performance Awards to such eligible individuals upon such terms and conditions and at such times as the Administrator shall determine. Performance Awards may be in the form of Performance Shares and/or Performance Units. An Award of a Performance Share is a grant of a right to receive shares of Common Stock, the cash value thereof, or a combination thereof (in the Administrator's discretion), which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the Fair Market Value of a share of Common Stock. An Award of a Performance Unit is a grant of a right to receive shares of Common Stock or a designated dollar value amount of Common Stock which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value determined in a dollar amount established by the Administrator at the time of grant. Subject to Section 5(b), the Administrator shall have discretion to determine the number of Performance Units and/or Performance Shares granted to any Participant. The Administrator shall (subject to the provisions of Section 3(d)) determine the nature, length and starting date of the period during which a Performance Award may be earned (the "Performance Period"), and shall determine the conditions which must be met in order for a Performance Award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time or a combination of any such conditions. Subject to Section 1(ii), the Administrator shall determine the Performance Measures to be used in valuing Performance Awards.

        (b)    Earning of Performance Awards:    Subject to the terms of the Plan (and taking into account any Code Section 162(m) and/or 409A considerations), (i) the Administrator shall have sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards and the provisions of Section 10, and

(ii) the Administrator, in its sole discretion, may (subject to Section 3(d) herein) accelerate the date that any Performance Award granted to a Participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Awards granted to any Participant.

        (c)    Form of Payment:    Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or upon such terms as may be established by the Administrator (taking into account any Code Section 409A considerations).

        (d)    Termination of Employment or Service; Forfeiture:    Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall terminate for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

        (e)    Nontransferability:    Unless the Administrator determines otherwise, Performance Awards which have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and the recipient of a Performance Award shall not sell, transfer, assign, pledge or otherwise encumber any shares or any other benefit subject to the Award until the Performance Period has expired and the conditions to earning the Award have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

11.   Phantom Stock Awards

        (a)    Grant of Phantom Stock Awards:    Subject to the terms of the Plan, the Administrator may in its discretion grant Phantom Stock Awards to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. A Phantom Stock Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with a value based on the Fair Market Value of a share of Common Stock.

        (b)    Vesting of Phantom Stock Awards:    Subject to the terms of the Plan (and taking into account any Code Section 162(m) and/or 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Phantom Stock Awards have vested and are payable and to interpret the terms and conditions of Phantom Stock Awards. The Administrator, in its sole discretion, may (subject to the provisions of Section 3(d) herein and any Code Section 162(m) and/or 409A considerations) accelerate the date that any Phantom Stock Award granted to a Participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Awards granted to any Participant.

        (c)    Termination of Employment or Service; Forfeiture:    Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Phantom Stock Award has not vested and become payable pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

        (d)    Payment of Phantom Stock Awards:    Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Administrator, the

Participant shall be entitled to a payment of an amount equal to the Fair Market Value of one share of Common Stock with respect to each such Phantom Stock unit which has vested and is payable.

        Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting date or dates (or other date or dates determined by the Administrator), or in a combination thereof. Payment may be made in a lump sum or upon such terms as may be established by the Administrator (taking into account any Code Section 409A considerations).

        (e)    Nontransferability:    Unless the Administrator determines otherwise, (i) Phantom Stock Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession and (ii) shares of Common Stock (if any) subject to a Phantom Stock Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Phantom Stock Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

12.   Other Stock-Based Awards

        The Administrator shall have the authority to grant Other Stock-Based Awards. Such Other Stock-Based Awards may be valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or Awards for shares of Common Stock, including but not limited to Other Stock-Based Awards granted in lieu of bonus, salary or other compensation, Other Stock-Based Awards granted with vesting or performance conditions, and/or Other Stock-Based Awards granted without being subject to vesting or performance conditions. Subject to the provisions of the Plan, the Administrator shall determine the number of shares of Common Stock to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; and the other terms and conditions of such Awards. Unless the Administrator determines otherwise, (i) Other Stock-Based Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and (ii) shares of Common Stock (if any) subject to an Other Stock-Based Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Other Stock-Based Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

13.   Dividends and Dividend Equivalents

        The Administrator may, in its sole discretion, provide that Awards other than Options and SARs earn dividends or dividend equivalents; provided, however, that dividends and dividend equivalents, if any, on unearned or unvested performance-based Awards shall not be paid (even if accrued) unless and until the underlying Award (or portion thereof) has vested and/or been earned. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant's account. Any crediting of dividends or dividend equivalents may be subject to such additional restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents. Notwithstanding the other provisions herein, any dividends or dividend equivalent rights related to an Award shall be structured in a manner so as to avoid causing the Award and related dividends or dividend equivalent rights to be subject to Code Section 409A or shall otherwise be structured so that the Award and dividends or dividend equivalent rights are in compliance with Code Section 409A.

14.   Change of Control

        (a)    Acceleration upon a Change of Control:    Notwithstanding any other provision in the Plan to the contrary, and unless an individual Award Agreement provides otherwise, in the event that (a) the employment or service of a Participant is terminated within six months before (in which case vesting shall not occur until the effective date of the Change of Control) or one year (or such other period after a Change of Control as may be stated in a Participant's change in control agreement, employment agreement or similar agreement, if applicable) after the effective date of a Change of Control, and (b) such termination of employment or service is (i) by the Company not for Cause or (ii) by the Participant for Good Reason, then (X) all outstanding Options and SARs held by such Participant shall become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (Y) any restrictions, including but not limited to the Restriction Period, Performance Period and/or performance criteria applicable to any outstanding Award other than Options or SARs held by such Participant shall be deemed to have been met, and such Awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable Award. For clarification, for the purposes of this Section 14, the "Company" shall include any successor to the Company.

        (b)    Discretionary Authority of Administrator in connection with a Change of Control:    In the event of a Change of Control, the Administrator may, on a Participant-by-Participant basis (and taking into account any Code Section 409A considerations) (i) terminate outstanding Options, SARs or Other Stock-Based Awards in the nature of purchase rights immediately prior to the Change of Control, provided the Participant shall have been given at least seven days written notice of such transaction and of the Administrator's intention to cancel the Options, SARs or Other Stock-Based Awards in the nature of purchase rights with respect to all shares of Common Stock for which the Options, SARs or Other Stock-Based Awards in the nature of purchase rights remain unexercised at the time of the Change of Control; and provided further, that during such notice period, the Participant will be able to give notice of exercise of any portion of the Award that will not be vested by the time of the Change of Control, and the actual exercise of such Award, or portion thereof, shall be contingent on the occurrence of the Change of Control; (ii) cancel any outstanding Awards with respect to all Common Stock for which the Award remains unexercised or unsettled immediately prior to the Change of Control in exchange for payment of an amount equal to the excess of the then Fair Market Value of the underlying shares of Common Stock (whether or not the Award is vested, exercisable or payable at such time) less the unpaid exercise price, Base Price or purchase price of the Awards, if any; provided, however, if the Fair Market Value of the shares of Common Stock subject to the Award is less than the unpaid Exercise Price, Base Price or purchase price of the Award, if any, the Award shall be deemed to have been paid in full and shall be canceled upon the Change of Control with no further payment due the Participant; (iii) require that the Awards be assumed by the successor corporation or that Awards for shares or other interests in the successor corporation with equivalent value be substituted for such Awards; or (iv) take such other action as the Administrator shall determine to be reasonable under the circumstances to permit the Participant to realize the value of the Award. The application of the foregoing provisions, including, without limitation, the issuance of any substitute Awards, shall be determined in good faith by the Administrator in its sole discretion. Any such adjustments may provide for the elimination of fractional shares of Common Stock in exchange for a cash payment equal to the Fair Market Value of the eliminated fractional shares of Common Stock. The judgment of the Administrator with respect to any matter referenced in this Section 14(b) shall be conclusive and binding upon each Participant and any other person without the need for any amendment to the Plan.

15.   Withholding; Other Tax Matters

        (a)   The Company shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Company shall require any Participant or other person to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Award, by electing (the "election") to have the Company withhold shares of Common Stock from the shares to which the recipient is otherwise entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied based on the applicable statutory rate. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

        (b)   Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including but not limited to any taxes arising under Code Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Company shall have no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for a Participant or any other person.

16.   Amendment and Termination of the Plan and Awards

        (a)    Amendment and Termination of Plan:    The Plan may be amended, altered, suspended and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the stockholders of the Company shall be required to the extent, if any, that stockholder approval of such amendment is required by Applicable Law or, if the Administrator deems necessary, required by any tax or regulatory requirement applicable to the Plan; and (ii) except for adjustments made pursuant to Section 5(d), the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Options or SARs to reduce the Option Price or Base Price of such outstanding Options or SARs; (B) exchange outstanding Options or SARs for cash, for Options or SARs with an Option Price or Base Price that is less than the Option Price or Base Price of the original Option or SAR, or for other equity awards at a time when the original Option or SAR has an Option Price or Base Price, as the case may be, above the then-current Fair Market Value of the Common Stock; or (C) take other action with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of the Common Stock are listed. To the extent the Board deems necessary to continue to comply with Code Section 162(m), the Board will submit the material terms of the Performance Measures in Section 1(ii) to the shareholders of the Company for re-approval every five (5) years.

        (b)    Amendment and Termination of Awards:    The Administrator may amend, alter, suspend and/or terminate any Award granted under the Plan, prospectively or retroactively, but such amendment, alteration, suspension or termination of an Award shall not, without the written consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.

        (c)    Amendments to Comply with Applicable Law:    Notwithstanding Section 16(a) and Section 16(b) herein, the following provisions shall apply:

            (i)  The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A, Code Section 422 and federal securities laws).

           (ii)  The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles or Applicable Law.

17.   Restrictions on Awards and Shares; Compliance with Applicable Law

        (a)    General:    As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the Plan, the Company may require a Participant or other person at any time and from time to time to become a party to an Award Agreement, other agreement(s) restricting the transfer, purchase, repurchase and/or voting of shares of Common Stock of the Company, and any employment agreements, change of control agreements, consulting agreements, noncompetition agreements, confidentiality agreements, nonsolicitation agreements, nondisparagement agreements or other agreements imposing such restrictions as may be required by the Company. In addition, without in any way limiting the effect of the foregoing, each Participant or other holder of shares issued under the Plan shall be permitted to transfer such shares only if such transfer is in accordance with the Plan, the Award Agreement, any other applicable agreements and Applicable Law. The acquisition of shares of Common Stock under the Plan by a Participant or any other holder of shares shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such shares to the restrictions described in the Plan, the Award Agreement, any other applicable agreements and Applicable Law.

        (b)    Compliance with Applicable Law:    The Company may impose such restrictions on Awards, shares of Common Stock and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities or other laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

18.   No Right or Obligation of Continued Employment or Service or to Awards

        Neither the Plan, an Award, an Award Agreement nor any other action related to the Plan shall confer upon a Participant any right to continue in the employ or service of the Company or an Affiliate as an Employee, Director or Independent Contractor, or to interfere in any way with the right of the Company or an Affiliate to terminate the Participant's employment or service at any time. Except as otherwise provided in the Plan, an Award Agreement or as may be determined by the Administrator, all rights of a Participant with respect to an Award shall terminate upon the termination of the Participant's employment or service. In addition, no person shall have any right to be granted an Award, and the Company shall have no obligation to treat Participants or Awards uniformly.

19.   General Provisions

        (a)    Stockholder Rights:    Except as otherwise determined by the Administrator (and subject to the provisions of Section 9(d) regarding Restricted Awards), a Participant and his legal representative, legatees or distributees shall not be deemed to be the holder of any shares of Common Stock subject to an Award and shall not have any rights of a stockholder unless and until certificates for such shares have been issued and delivered to him, her or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option or SAR shall be issued in the name of the Participant or his or her beneficiary and distributed to the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) as soon as practicable following receipt of notice of exercise and, with respect to Options, payment of the Option Price (except as may otherwise be determined by the Company in the event of payment of the Option Price pursuant to Section 7(d)(ii)(C)). Except as otherwise provided in Section 9(d) regarding Restricted Stock Awards or otherwise determined by the Administrator, a certificate for any shares of Common Stock issuable pursuant to a Restricted Award, Performance Award, Phantom Stock Award or Other Stock-Based Award shall be issued in the name of the Participant or his beneficiary and distributed to the Participant or his beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) after the Award (or portion thereof) has vested and been earned.

        (b)    Section 16(b) Compliance:    To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Company that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

        (c)    Code Section 162(m) Performance-Based Compensation.    To the extent to which Code Section 162(m) is applicable, the Company intends that compensation paid under the Plan to Covered Employees will, to the extent practicable, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m), unless otherwise determined by the Administrator. Accordingly, Awards granted to Covered Employees which are intended to qualify for the performance-based exception under Code Section 162(m) shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Administrator, in its discretion, determines otherwise.

        (d)    Unfunded Plan; No Effect on Other Plans:

            (i)  The Plan shall be unfunded, and the Company shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person.

  Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate, including, without limitation, any specific funds, assets or other property which the Company or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to shares of Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

           (ii)  The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

          (iii)  The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or service providers of the Company or any Affiliate.

        (e)    Governing Law:    The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

        (f)    Beneficiary Designation:    The Administrator may, in its discretion, permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant's death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent that the Plan and/or Award Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator.

        (g)    Gender and Number:    Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

        (h)    Severability:    If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        (i)    Rules of Construction:    Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall (unless the Administrator determines otherwise) be construed to refer to any amendment to or successor of such provision of law.

        (j)    Successors and Assigns:    The Plan shall be binding upon the Company, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

        (k)    Award Agreement:    The grant of any Award under the Plan shall be evidenced by an Award Agreement between the Company and the Participant. Such Award Agreement may state terms, conditions and restrictions applicable to the Award and may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock (or other benefits) subject to an Award, as may be established by the Administrator.

        (l)    Right of Offset:    Notwithstanding any other provision of the Plan or an Award Agreement, the Company may (subject to any Code Section 409A considerations) at any time reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Company or an Affiliate that is or becomes due and payable.

        (m)    Uncertified Shares:    Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may, in the Company's discretion, be effected on a non-certificated basis, to the extent not prohibited by the Company's certificate of incorporation or bylaws or by Applicable Law (including but not limited to applicable state corporate law and the applicable rules of any stock exchange on which the Common Stock may be traded).

        (n)    Effect of Certain Changes in Status:    Notwithstanding the other terms of the Plan or an Award Agreement, the Administrator has sole discretion to determine (taking into account any Code Section 409A considerations), at the time of grant of an Award or at any time thereafter, the effect, if any, on Awards (including but not limited to modifying the vesting, exercisability and/or earning of Awards) granted to a Participant if the Participant's status as an Employee, Director or Independent Contractor changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant's employment or service occur.

        (o)    Stockholder Approval:    The Plan is subject to approval by the stockholders of the Company, which approval must occur, if at all, within 12 months of the Effective Date of the Plan. Unless the Awards may be granted under the Plan notwithstanding this amendment and restatement, Awards granted prior to such stockholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such stockholders on or before the date above. No Restricted Stock Award, however, may be granted prior to such stockholder approval unless such Award may be granted under the Plan notwithstanding this amendment and restatement. If the stockholders do not approve this Plan, the amendment and restatement will not be effective, and the Plan, as before this amendment and restatement, will continue pursuant to its terms.

        (p)    Deferrals:    The Administrator may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of shares of Common Stock (or any other benefit) that would otherwise be payable with respect to an Award. Any such deferral shall be subject to such terms and conditions as may be established by the Administrator and to any applicable Code Section 409A requirements.

        (q)    Fractional Shares:    Except as otherwise provided in an Award Agreement or determined by the Administrator, (i) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded down to the nearest whole share, and (ii) no fractional shares shall be issued. The Administrator may, in its discretion, determine that a fractional share shall be settled in cash.

        (r)    Compliance with Recoupment, Ownership and Other Policies or Agreements:    Notwithstanding anything in the Plan to the contrary, the Administrator may, at any time, consistent with, but without limiting, the authority granted in Section 3(b) herein, in its discretion provide that an Award or benefits related to an Award shall be forfeited and/or recouped if the Participant, during employment or service or following termination of employment or service for any reason, engages in certain specified conduct, including but not limited to violation of policies of the Company or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate. In addition, without limiting the effect of the foregoing, as a condition to the grant of an Award or receipt or retention of shares of Common Stock, cash or any other benefit under the Plan, the Administrator may, at any time, require that a Participant agree to abide by any equity retention policy, stock ownership guidelines, compensation recovery policy and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, each Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

20.   Compliance with Code Section 409A

        Notwithstanding any other provision in the Plan or an Award Agreement to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award, it is the general intention of the Company that the Plan and all such Awards shall, to the extent practicable, comply with, or be exempt from, Code Section 409A, and the Plan and any such Award Agreement shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares or any other benefit issuable pursuant to an Award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with, or exempt from, Code Section 409A. Without limiting the effect of the foregoing, shares of Common Stock (or cash) subject to a Restricted Stock Unit (or other Awards, to the extent required under Code Section 409A) shall, upon vesting of the Award, be issued and distributed to the Participant (or his or her beneficiary) no later than the later of (a) the 15th day of the third month following the end of the Participant's first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (b) the 15th day of the third month following the end of the Company's first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or shall otherwise be distributable in accordance with Code Section 409A. In the event that the Company (or a successor thereto) has any stock which is publicly traded on an established securities market or otherwise, distributions that are subject to Code Section 409A to any Participant who is a "specified employee" (as defined under Code Section 409A) upon a separation from service may only be made following the expiration of the six-month period after the date of separation from service (with such distributions to be made during the seventh month following separation of service), or, if earlier than the end of the six-month period, the date of death of the specified employee, or as otherwise permitted under Code Section 409A. Without in any way limiting the effect of any of the foregoing, (i) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award Agreement, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award Agreement, as applicable, and (ii) terms used in the Plan or an Award Agreement shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

 Appendix B

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
STREAMLINE HEALTH SOLUTIONS, INC.

        STREAMLINE HEALTH SOLUTIONS, INC., a Delaware corporation (the "Corporation"), does hereby certify that:

        FIRST:    The name of the Corporation is STREAMLINE HEALTH SOLUTIONS, INC.

        SECOND:    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 7, 1996.

        THIRD:    A Certificate of Amendment to the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 26, 2006.

        FOURTH:    The Certificate of Incorporation as previously amended is hereby further amended by deleting the first paragraph of Article Fourth in its entirety and replacing it with the following:

  The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Fifty Million (50,000,000) shares, consisting of: (i) Forty-Five Million (45,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"); and (ii) Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), which Preferred Stock shall have such designations, powers, preferences and rights as may be authorized by the Board of Directors from time to time.

        FIFTH:    The foregoing amendment was duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with the applicable provisions of Sections 211, 222 and 242 of the General Corporation Law of the State of Delaware.

        SIXTH:    This Certificate of Amendment shall be deemed effective upon its filing with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed this 19th day of August, 2014.

STREAMLINE HEALTH SOLUTIONS, INC.
By:
Name:
Title:

B-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01VOKB 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as your name appears above. When shares are held as joint tenants, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board recommends a vote FOR ALL NOMINEES listed in Proposal 1 and FOR Proposals 2, 3, 4, and 5. For Against Abstain 2. Non-binding advisory vote on the compensation of the Company’s named executive officers (“say-on-pay”). 3. Vote to approve the amendment and restatement of the 2013 Stock Incentive Plan, which is conditioned upon the approval of Proposal 4. IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 4. Vote to approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 25,000,000 to 45,000,000. For Against Abstain For Against Abstain 5. Vote to ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2014. 01 - MICHAEL K. KAPLAN 02 - ALLEN S. MOSELEY 03 - JONATHAN R. PHILLIPS 04 - ANDREW L. TURNER 05 - MICHAEL G. VALENTINE 06 - EDWARD J. VONDERBRINK 07 - ROBERT E. WATSON 1. Election of Directors: 01 02 03 04 05 06 07 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR ALL NOMINEES For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 0 4 2 1 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 19, 2014. Vote by Internet • Go to www.envisionreports.com/STRM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. 1230 Peachtree St. N.E., Suite 600 Atlanta, GA 30309 This Proxy is solicited on behalf of the Board of Directors of the Company The undersigned hereby appoints Robert E. Watson, Nicholas A. Meeks and Jack W. Kennedy Jr. and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of the Common Stock of Streamline Health Solutions, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on August 19, 2014, at 9:30 a.m., and at any adjournment thereof. The undersigned acknowledges having received from Streamline Health Solutions, Inc., prior to the execution of this Proxy, a Notice of Annual Meeting, a Proxy Statement, and an Annual Report. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR ALL NOMINEES listed in Proposal 1 and FOR Proposals 2, 3, 4, and 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Please mark, sign, date, and return the Proxy promptly using the enclosed envelope. (continued on other side) Proxy — Streamline Health Solutions, Inc. C Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 19, 2014
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY)
PROPOSAL 3—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE STREAMLINE HEALTH SOLUTIONS, INC. 2013 STOCK INCENTIVE PLAN
PROPOSAL 4—APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 TO 45,000,000
PROPOSAL 5—RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Outstanding Equity Awards at 2013 Fiscal Year End
Option Exercises and Stock Vested in 2013 Fiscal Year
EQUITY COMPENSATION PLAN INFORMATION
DIRECTOR COMPENSATION
Director Compensation in 2013
RELATED PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER SECURITIES FILINGS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
ANNUAL REPORT ON FORM 10-K
STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING OF STOCKHOLDERS
  Appendix A
STREAMLINE HEALTH SOLUTIONS, INC. AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN (As Amended and Restated Effective March 28, 2014)
  Appendix B
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF STREAMLINE HEALTH SOLUTIONS, INC.